As filed with the Securities and Exchange Commission on January 11, 2005
                   An Exhibit List can be found on page II-4.
                          Registration No. 333- 120605


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ROO GROUP, INC.
                 (Name of small business issuer in its charter)


           Delaware                        2833                   11-3447894
--------------------------------------------------------------------------------
  (State or jurisdiction of    (Primary Standard Industrial     (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                            62 White Street, Suite 3A
                               New York, NY 10013
                                 (646) 352-0260
          (Address and telephone number of principal executive offices)

                               11-15 Buckhurst St
                              South Melbourne 3205
                                    Australia
                    (Address of principal place of business)

                                  Robert Petty
                            62 White Street, Suite 3A
                               New York, NY 10013
                                 (646) 352-0260
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                               New York, NY 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


==================================== ================= ==================== ===================== ==============
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
          TO BE REGISTERED            REGISTERED(1)        SECURITY(2)             PRICE               FEE
------------------------------------ ----------------- -------------------- --------------------- --------------
Common Stock, $.0001 par value (3)     184,615,385            $0.065           $12,000,000.03       $1,520.40
Common Stock, $.0001 par value (4)       6,000,000            $0.065              $390,000.00          $49.41
Common Stock, $.0001 par value (5)       1,285,714            $0.065               $83,571.41          $10.59
------------------------------------ ----------------- -------------------- --------------------- --------------
Total                                  191,901,099            $0.065           $12,473,571.44       $1,580.40(6)
==================================== ================= ==================== ===================== ==============


(1) Includes shares of our common stock, $0.0001 par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 12, 2004, which was $0.065 per share.
(3) Includes a good faith estimate of shares underlying secured convertible notes to account for market fluctuations.
(4) Includes a good faith estimate of shares underlying warrants exercisable at $.10 per share to account for antidilution and price protection adjustments.
(5) Includes shares of common stock issuable in consideration for legal services rendered.

(6)      Previously paid.


         The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 11, 2005


                                 ROO GROUP, INC.
                           UP TO 191,901,099 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 191,901,099 shares of our common stock, including up to 184,615,385 shares of common stock underlying callable secured convertible notes in a principal amount of $3,000,000 and up to 6,000,000 shares issuable upon the exercise of common stock purchase warrants. The callable secured convertible notes are convertible into our common stock at the lower of $0.20 or 65% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.


         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is quoted on the Over-The-Counter Bulletin Board under the symbol ROOG. The last reported sales price for our common stock on January 6, 2005, was $0.063 per share.


            Investing in our common stock involves substantial risks.
                    See "Risk Factors," beginning on page 3.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by ROO Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary                                                            1
Risk Factors                                                                  3
Forward Looking Statements                                                   11
Use of Proceeds                                                              11
Market for Common Equity and Related Stockholder Matters                     11
Management's Discussion and Analysis of Financial Condition and Results
  of Operations                                                              13
Description of Business                                                      19
Description of Property                                                      28
Legal Proceedings                                                            28
Management                                                                   29
Executive Compensation                                                       30
Certain Relationships and Related Transactions                               32
Security Ownership of Certain Beneficial Owners and Management               33
Description of Securities                                                    34
Indemnification for Securities Act Liabilities                               36
Plan of Distribution                                                         36
Selling Stockholders                                                         38
Changes in Independent Registered Public Accountants                         41
Legal Matters                                                                41
Experts                                                                      41
Available Information                                                        41
Index to Financial Statements                                               F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                                 ROO GROUP, INC.

         We are a development stage digital media company in the business of providing products and solutions that enable the broadcast of video content from their Internet websites. Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery.

         We have incurred losses since our inception. For the nine months ended September 30, 2004, we generated $2,118,165 in revenues and incurred a net loss of $2,834,171. At September 30, 2004, we had a working capital deficiency of $699,151 and an accumulated deficit of $3,986,813. For the years ended December 31, 2003 and 2002, we generated revenues of $145,252 and $4,527, respectively, and incurred net losses of $578,813 and $389,620, respectively. Our auditors, in their report dated February 6, 2004, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 62 White Street, Suite 3A, New York, NY 10013, and our telephone number is (646) 352-0260. We are a Delaware corporation.


                                  THE OFFERING
Common stock outstanding
  before the offering..... 195,583,425 shares.

Common stock offered by
  selling stockholders.... Up to  191,901,099  shares,  based on current  market prices and assuming full conversion of the convertible notes and exercise of the warrants. This number represents approximately 98.1% of our current outstanding stock and includes: 184,615,385 shares of common stock underlying secured convertible notes in the principal amount of $3,000,000 (representing a good faith estimate of the shares underlying the secured convertible notes to account for market fluctuations, antidilution and price protection adjustments), and 6,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.10 per share (representing a good faith estimate of the shares underlying warrants to account for antidilution and price protection adjustments).

Common stock to be
  outstanding after the
  offering ............... Up to 387,484,524 shares.


Use of proceeds .......... We will not receive any proceeds from the sale of the common stock hereunder. We will receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes. However, the selling stockholders are entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, we will not receive any proceeds. In addition, we received gross proceeds of $1,000,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $2,000,000 ($1,000,000 within five days following the filing of this prospectus and $1,000,000 within five days of this prospectus being declared effective by the Securities and Exchange Commission). The proceeds received from the sale of the secured convertible notes will be used for acquisitions, research and development, sales and marketing, and general and administrative expenses.

OTCBB Symbol.............. ROOG

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and
(ii) warrants to purchase 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. The sale of callable secured convertible notes and warrants is to occur in three tranches and the investors are obligated to provide us with an aggregate of $3,000,000 as follows:

     o    $1,000,000 was disbursed on September 13, 2004;

     o $1,000,000 was disbursed on November 26, 2004, after filing a registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants; and

     o $1,000,000 will be disbursed within five days of the effectiveness of the registration statement.

         Each closing under the Securities Purchase Agreement is subject to the following conditions:

     o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

     o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self regulatory organization which prohibits consummation of the transactions contemplated by the Securities Purchase Agreement; and

     o No event shall have occurred which could reasonably be expected to have a material adverse effect on our business.

         We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning September 13, 2004 and ending on the later of (A) 270 days from September 13, 2004 and (B) 180 days from the date this registration statement is declared effective. In addition we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning September 13, 2004 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable monthly. Any amount of principal or interest on the callable secured convertible notes which is not paid when due will bear interest at the rate of 15% per annum from the due date thereof until such amount is paid. The callable secured convertible notes mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.20 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of January 6, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.061 and, therefore, the conversion price for the callable secured convertible notes was $0.0397. Based on this conversion price, the $3,000,000 callable secured convertible notes, excluding interest, were convertible into 75,566,751 shares of our common stock. As of January 11, 2005, none of the callable secured convertible notes have been converted.


         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.


         The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.


         See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the callable secured convertible notes and warrants.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock

RISKS RELATING TO OUR BUSINESS:

         WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE AND WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES. We have incurred losses since our inception. For the nine months ended September 30, 2004, we incurred a net loss of $2,834,171. At September 30, 2004, we had a working capital deficiency of $699,151 and an accumulated deficit of $3,986,813. For the years ended December 31, 2003 and 2002, we incurred net losses of $578,813 and $389,620, respectively. Our auditors, in their report dated February 6, 2004, have expressed substantial doubt about our ability to continue as going concern. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Our failure to increase our revenues significantly or improve our gross margins will harm our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve, or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our products and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our products or services at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products and services from which we can derive additional revenues, our financial results will suffer.

         OUR OPERATING SUBSIDIARY, ROO MEDIA CORPORATION HAS A LIMITED OPERATING HISTORY AND THEREFORE WE CANNOT ENSURE THE LONG-TERM SUCCESSFUL OPERATION OF OUR BUSINESS OR THE EXECUTION OF OUR BUSINESS PLAN. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as the digital media software markets in which we operate. While to date we have not experienced these problems, we must meet many challenges including:

     o Establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;

     o Establishing and maintaining adoption of our technology on a wide variety of platforms and devices;

     o    Establishing and maintaining our brand name;

     o Timely and successfully developing new products, product features and services and increasing the functionality and features of existing products and services;

     o Developing services and products that result in high degrees of customer satisfaction and high levels of customer usage;

     o Successfully responding to competition, including competition from emerging technologies and solutions; and

     o Developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services.

         Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

         OUR BUSINESS MAY SUFFER IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OUR ADVERTISING BUSINESS MODEL. A significant part of our business model is to generate revenue by providing interactive marketing solutions to advertisers, ad agencies and Web publishers. The profit potential for this business model is unproven. To be successful, both Internet advertising and our solutions will need to achieve broad market acceptance by advertisers, ad agencies and Web publishers. Our ability to generate significant revenue from advertisers will depend, in part, on our ability to contract with Web publishers that have Web sites with adequate available ad space. Further, these Web sites must generate sufficient user traffic with demographic characteristics attractive to our advertisers. The intense competition among Internet advertising sellers has led to the creation of a number of pricing alternatives for Internet advertising. These alternatives make it difficult for us to project future levels of advertising revenue and applicable gross margin that can be sustained by us or the Internet advertising industry in general.

         Intensive marketing and sales efforts may be necessary to educate prospective advertisers regarding the uses and benefits of, and to generate demand for, our products and services. Enterprises may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing direct marketing systems. Acceptance of our new solutions will depend on the continued emergence of Internet commerce, communication and advertising, and demand for its solutions. We cannot assure you that demand for our new solutions will emerge or become sustainable.

         OUR RESOURCES MAY NOT BE SUFFICIENT TO MANAGE OUR EXPECTED GROWTH; FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH WOULD BE DETRIMENTAL TO OUR BUSINESS. We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected.

         IF WE DO NOT SUCCESSFULLY DEVELOP NEW PRODUCTS AND SERVICES, OUR BUSINESS WILL BE HARMED. Our business and operating results would be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenue or gross profits to offset our development and operating costs. We may not timely and successfully identify, develop and market new product and service opportunities. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments. Because the markets for our products and services are subject to rapid change, we must develop new product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements.

         IF USE OF THE INTERNET DOES NOT CONTINUE TO GROW, OR IF THE INTERNET INFRASTRUCTURE CANNOT SUPPORT DEMANDS PLACE ON IT BY SUCH CONTINUED GROWTH, OUR BUSINESS WILL BE HARMED. The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising, and also on the growth of the wireless data market, including the growth of devices with multimedia capability. Our business will be harmed if Internet usage does not continue to grow, particularly as a source of media information and entertainment and as a vehicle for commerce in goods and services, or if widespread adoption of technology to access data and multimedia content on wireless devices does not occur. If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. If this were to occur, our business and financial condition would be harmed.

         WE MAY BE SUBJECT TO LEGAL LIABILITY FOR THE PROVISION OF THIRD-PARTY PRODUCTS, SERVICES OR CONTENT. We have arrangements to offer third-party products, services, content or advertising via distribution on our Web sites. We may be subject to claims concerning these products, services, content or advertising by virtue of our involvement in marketing, branding, broadcasting or providing access to them, even if we do not ourselves host, operate, or provide access to these products, services, content or advertising. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate. It is also possible that if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. Investigating and defending any of these types of claims is expensive, even if the claims do not result in liability. While to date we have not been subject to material claims, if any potential claims do result in liability, we could be required to pay damages or other penalties, which could harm our business and our operating results.

         MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM. The market for software and services for media delivery over the Internet is relatively new and constantly changing. We expect that competition will continue to intensify. Increased competition may result in price reductions, reduced margins, loss of customers, and a change in our business and marketing strategies, any of which could harm our business. Many of our current and potential competitors have longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. In addition, new competitors with potentially unique or more desirable products or services may enter the market at any time. The competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to maintain and extend our current brand and technology. Price concessions or the emergence of other pricing, licensing and distribution strategies or technology solutions of competitors may reduce our revenue, margins or market share, any of which will harm our business. Other changes we have to make in response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, or release products and enhancements before they are thoroughly tested, any of which could harm our operating results and stock price.

         ANY FAILURE OF OUR NETWORK COULD LEAD TO SIGNIFICANT DISRUPTIONS IN OUR SERVICES BUSINESS, WHICH COULD DAMAGE OUR REPUTATION, REDUCE OUR REVENUES OR OTHERWISE HARM OUR BUSINESS. Our business is dependent upon providing our customers with fast, efficient and reliable services. A reduction in the performance, reliability or availability of our Web sites and network infrastructure may harm our ability to distribute our products and services to our clients, as well as our reputation and ability to attract and retain clients, customers, advertisers and content providers. Our systems and operations are susceptible to, and could be damaged or interrupted by outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Web sites and network communications, and our systems could be subject to greater vulnerability in periods of high employee turnover. A sudden and significant increase in traffic on our Web sites could strain the capacity of the software, hardware and telecommunications systems that we deploy or use. This could lead to slower response times or system failures. Our failure to protect our network against damage from any of these events will harm our business.

         Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide Internet users access to our Web sites. Many of these providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

         WE DEPEND ON VARIOUS THIRD PARTIES TO MAINTAIN OUR COMMUNICATIONS HARDWARE AND PERFORM MOST OF OUR COMPUTER HARDWARE OPERATIONS. IF THE THIRD PARTIES' HARDWARE AND OPERATIONS FAIL, OUR BUSINESS WE BE HARMED. Substantially all of our communications hardware and most of our computer hardware operations are located at AT&T and Speedera facilities in New York. If either AT&T's or Speedera's hardware and operations fail, our reputation and business will suffer. We do not have complete backup systems for these operations. We have a limited disaster recovery plan in the event of damage from fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins and similar events. Our operations are dependent on our ability to protect our computer systems against these unexpected adverse events. If any of the foregoing occurs, we may experience a complete system shutdown. We have service level agreements in place with both Speedera and AT&T. A problem with, or failure of, our communications hardware or operations could result in interruptions or increases in response times on the Internet sites of our customers. If we cannot maintain our system in the event of unexpected occurrences, make necessary modifications and/or improvements to the technology, such deficiencies could have a material adverse effect upon our business, financial condition and results of operations.

         WE DEPEND ON TECHNOLOGY LICENSED TO US BY THIRD PARTIES. IF WE ARE UNABLE TO MAINTAIN THESE LICENSES, OUR OPERATIONS AND FINANCIAL CONDITION WILL BE MATERIALLY ADVERSELY AFFECTED. We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. The loss of, or our inability to maintain, these licenses could result in increased costs or delay sales of our products. We anticipate that we will continue to license technology from third parties in the future. This technology may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation.

         We rely on content provided by third parties to increase market acceptance of our products and services. If third parties do not develop or offer compelling content to be delivered over the Internet, or grant necessary licenses to us or our customers to distribute or perform such content, our business will be harmed and our products and services may not achieve or sustain broad market acceptance. We rely on third-party content providers to develop and offer content in our formats that can be delivered using our server products. We also rely entirely on third-party content for the programming and content offerings. In some cases, we pay substantial fees to obtain content for these services. We cannot guarantee that third-party content providers will continue to rely on our technology or offer compelling content in our formats, nor can we guarantee that we will be able to secure licenses to their content or that such licenses will be available at commercially reasonable rates, to encourage and sustain broad market acceptance of our products and services. The failure to do so would materially adversely harm our business operations and financial condition.

         IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY HARMED. A large majority of our software was acquired from third parties. We have not registered copyrights on any software. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights would result in a loss of revenue and could materially adversely affect our operations and financial condition.

         IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. ROBERT PETTY AND ROBIN SMYTH OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS. Our success depends to a significant extent upon the continued service of Mr. Robert Petty, our Chief Executive Officer and Chairman of our Board of Directors, and Mr. Robin Smyth, our Chief Financial Officer and a member of our Board of Directors. Loss of the services of Messrs. Petty or Smyth could have a material adverse effect on our growth, revenues, and prospective business. We do not have employment agreements with Messrs. Petty or Smyth. We maintain key-man insurance on the life of Messrs. Petty and Smyth in the amount of $1,000,000 for Mr. Petty and $500,000 for Mr. Smyth. If Messrs. Petty or Smyth were to resign, the loss could result in loss of sales, delays in new product development and diversion of management resources, and we could face high costs and substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience. In addition, in order to successfully implement and manage our business plan, we are dependent upon, among other things, successfully recruiting qualified personnel who are familiar with the specific issues facing the Internet media industry. In particular, we must hire and retain experienced management personnel to help us continue to grow and manage our business, and skilled software engineers to further our research and development efforts. Competition for qualified personnel is intense. If we do not succeed in attracting new personnel or in retaining and motivating our current personnel, our business could be harmed.


         OUR DIRECTORS AND EXECUTIVE OFFICERS CONTROL A SIGNIFICANT PORTION OF OUR OUTSTANDING COMMON STOCK. THEIR INTERESTS MAY CONFLICT WITH OUR OUTSIDE STOCKHOLDERS, WHO MAY ME UNABLE TO INFLUENCE MANAGEMENT AND EXERCISE CONTROL OVER OUR BUSINESS. As of January 6, 2005, our executive officers and directors beneficially owned approximately 41% of our outstanding common stock. As a result, our executive officers and directors have significant influence to:


     o    elect or defeat the election of our directors;

     o    amend or prevent amendment of our articles of incorporation or bylaws;

     o effect or prevent a merger, sale of assets or other corporate transaction; and

     o control the outcome of any other matter submitted to the shareholders for vote.

         Accordingly, our outside stockholders may be unable to influence management and exercise control over our business.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:


         THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE, AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK. As of January 6, 2005, we had 195,583,425 shares of common stock issued and outstanding and callable secured convertible notes outstanding that may be converted into an estimated 50,377,834 shares of common stock at current market prices, and outstanding warrants to purchase 2,000,000 shares of our common stock. Additionally, we have an obligation to sell callable secured convertible notes that may be converted into an estimated 25,188,917 shares of common stock at current market prices and issue warrants to purchase 1,000,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

         On April 30, 2004, we issued 8,360,000 shares of common stock in connection with the purchase of 80% of the issued and outstanding common stock of Reality Group Pty Ltd. Pursuant to the purchase agreement, we guaranteed that the Reality Group Pty Ltd. shareholders will be able to sell the shares of our common stock that they received, subject to the requirements of Rule 144, for greater than or equal to $0.30 per share for a period of twelve months after the Rule 144 requirements have been satisfied. If sales by the selling stockholders contribute to a decline in the market price of our common stock below $.30, then we will be required to issue additional shares to the Reality Group Pty Ltd. shareholders, which may further depress the market price of our common stock. Similarly, pursuant to an asset purchase agreement entered on May 26, 2004 for the business assets of Undercover Media Pty Ltd., we are required to issue shares of common stock to the Undercover Media Pty Ltd. shareholders as certain milestones are reached, based on the market price of our common stock at such time. The number of shares of common stock issuable pursuant to the asset purchase agreement will increase if the market price of our stock declines. If sales by the selling stockholders adversely affect the market price of our common stock, we will be required to issue a greater number of shares under the April 30, 2003 and May 26, 2004 purchase agreements, which may cause a further decline in the market price of our common stock.

         THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS. Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable upon conversion of $3,000,000 principal amount of callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 6, 2005 of $0.063.

% Below        Price Per      With 35%        Number of Shares     % of
Market         Share          Discount        Issuable             Outstanding*
-------------- -------------- --------------- -------------------- -------------
25%            $0.0473        $0.0308             97,402,597           49.8%
50%            $0.0315        $0.0205            146,341,463           74.8%
75%            $0.0158        $0.0103            291,262,136          148.9%

* Based on 195,583,425 shares outstanding.


         As illustrated, the number of shares of common stock issuable upon conversion of our callable secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.


         THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK. The secured convertible notes are convertible into shares of our common stock at a 35% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.


         THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS. The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

         IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND REGISTERED UNDER THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH. Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the callable secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the callable secured convertible notes. Accordingly, we have allocated and registered 184,615,385 shares to cover the conversion of the callable secured convertible notes. In the event that our per share stock price decreases below $0.025, the shares of common stock we have allocated for conversion of the callable secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

         IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS. In September 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of callable secured convertible notes. The callable secured convertible notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $2,000,000 callable secured convertible notes outstanding, the investors are obligated to purchase additional callable secured convertible notes in the aggregate of $1,000,000. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible notes, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


RISKS RELATING TO OUR COMMON STOCK:

         ON NOVEMBER 4, 2004, THE HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK AUTHORIZED AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF BLANK CHECK PREFERRED STOCK. THE ISSUANCE OF PREFERRED STOCK MAY HAVE THE EFFECT OF PREVENTING A CHANGE OF CONTROL AND COULD DILUTE THE VOTING POWER OF OUR COMMON STOCK AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK. Once an amendment to our Certificate of Incorporation authorizing the blank check preferred stock is filed with the State of Delaware, our Board of Directors may designate such stock with preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as they deem advisable without shareholder approval. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock cannot be stated until our Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by our shareholders. The designation and issuance preferred stock could also have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of preferred stock may be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The amendment to our existing Certificate of Incorporation is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of our company. Although we may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no binding agreements or commitments with respect to the issuance of any shares of preferred stock.


         OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT. The public market for our common stock has historically been very volatile. Since our common stock began quoting on the Over-The-Counter Bulletin Board, the market price for our common stock has ranged from $0.02 to $3.10 (See "Market for Common Equity and Related Stockholder Matters on page 11 of this Prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. The average daily trading volume of our common stock over the past three months was approximately 29,601 shares. The last reported sales price for our common stock on January 6, 2005, was $0.063 per share. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.


         OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

         IN ORDER TO APPROVE A PERSON'S ACCOUNT FOR TRANSACTIONS IN PENNY STOCKS, THE BROKER OR DEALER MUST:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

         Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS


         This  prospectus  relates  to shares of our  common  stock  that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders are entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds $2,000,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $1,000,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the callable secured convertible notes will be used for acquisitions, research and development, sales and marketing, and general and administrative expenses.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "ROOG." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                FISCAL QUARTER ENDED (1)       HIGH            LOW
             --------------------------- --------------- ---------------
                     Oct. 31, 2001             $2.50          $1.30
                     Jan. 31, 2002             $3.10          $0.70
                    April 30, 2002             $1.20          $0.28
                     July 31, 2002             $0.30          $0.08
                     Oct. 31, 2002             $0.12          $0.04
                      Jan. 1, 2003             $0.07          $0.04
                    April 30, 2003             $0.07          $0.02
                     July 31, 2003             $0.06          $0.03
                     Oct. 31, 2003             $0.09          $0.03
                    March 31, 2004             $0.25          $0.07
                     June 30, 2004             $0.35          $0.07
                    Sept. 30, 2004             $0.24          $0.06
                     Dec. 31, 2004             $0.08          $0.05

         (1) On January 23, 2004, our Board of Directors approved a change in our fiscal year end from July 31 to December 31.


         As of January 6, 2005, our shares of common stock were held by approximately 222 stockholders of record. The transfer agent of our common stock is Continental Stock Transfer and Trust Company.


DIVIDENDS

         We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

--------------------------------- ------------------------ ----------------------- ---------------------------
           PLAN CATEGORY           NUMBER OF SECURITIES       WEIGHTED AVERAGE        NUMBER OF SECURITIES
                                     TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                        EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                   OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
                                    WARRANTS AND RIGHTS                              (EXCLUDING SECURITIES
                                                                                    REFLECTED IN COLUMN (a)
--------------------------------- ------------------------ ----------------------- ---------------------------
                                            (a)                     (b)                       (c)
--------------------------------- ------------------------ ----------------------- ---------------------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS                -0-                     -0-                       -0-
--------------------------------- ------------------------ ----------------------- ---------------------------
--------------------------------- ------------------------ ----------------------- ---------------------------
EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS                -0-                     -0-                       -0-
--------------------------------- ------------------------ ----------------------- ---------------------------
--------------------------------- ------------------------ ----------------------- ---------------------------
TOTAL                                       -0-                     -0-                       -0-
--------------------------------- ------------------------ ----------------------- ---------------------------

         On April 1, 2004 our Board of Directors adopted a 2004 Stock Option Plan. Pursuant to the plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 50,000,000 shares of common stock may be issued. The plan may be administered by our Board of Directors or by a committee to which administration of the plan, or part of the plan, may be delegated by our Board of Directors. Options granted under the plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the plan vest in such increments as is determined by our Board of Directors or designated committee thereof. To the extent that options are vested, they must be exercised within a maximum of three months of the end of the optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination or by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the plan shall be determined by our Board of Directors or designated committee thereof. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.


         As of January 11, 2005, the following options have been granted under our 2004 Stock Option Plan:

-------------------------------------------------------------------------------------------------------------------
                                     OPTIONS ISSUED UNDER 2004 STOCK OPTION PLAN
-------------------------------------------------------------------------------------------------------------------
                                     EXERCISE
       NAME             QUANTITY      PRICE         DATE GRANTED             VEST DATE           EXPIRATION DATE
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Robert Petty           6,000,000    0.1265         April 8, 2004              May 8,2004         April 8, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Michael Neistat        3,000,000    0.115          April 8, 2004        September 1,2004         April 8, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Robin Smyth            3,000,000    0.1265         April 8, 2004              May 8,2004         April 8, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Marc Mulgrum             500,000    0.16           June 29, 2004            June 29,2005         June 29, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Tristan Place            500,000    0.115          April 8, 2004              May 8,2004         April 8, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Luke Douglas             200,000    0.115          April 8, 2004              May 8,2004         April 8, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Justin Thompson           50,000    0.16           June 14, 2004            June 14,2005          June 14,2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Stephen Molloy            50,000    0.16           June 14, 2004            June 14,2005          June 14,2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Colin Schmidt             50,000    0.16           June 14, 2004            June 14,2005          June 14,2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Trenn Sayer              100,000    0.16           June 29, 2004            June 29,2005          June 29,2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Kevin Williams           100,000    0.10           Nov. 26, 2004           Nov. 26, 2004         Nov. 26, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 Kevin Williams           150,000    0.10           Nov. 26, 2004           Dec. 15, 2004         Nov. 26, 2006
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------
 TOTAL                 13,700,000
-------------------- ------------- ----------- ---------------------- ----------------------- ---------------------


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

         The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

         The following discussion and analysis should be read in conjunction with the financial statements of ROO Group, Inc., included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

GENERAL

         We operate as a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from our customers' Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices (i.e., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery.

RESULTS OF OPERATIONS

MATTERS AFFECTING COMPARABILITY

         On December 3, 2003, we purchased all of the outstanding shares of common stock of ROO Media Corporation, a provider of topical video content and associated services for broadcasting video over the Internet, in exchange for the issuance of an aggregate of 148,000,000 shares of our common stock, valued at $0.05 per share. The acquisition was accounted for as a purchase. Prior to the acquisition of ROO Media, we had no tangible assets and had no operations since approximately July 2003, when we terminated all of our existing contracts and began exploring offers from various private operating companies seeking to merge into a public company.

         For accounting purposes the purchase of ROO Media was reported as a recapitalization of ROO Media with ROO Media as the acquirer. The transaction was treated as an issuance of shares for cash by ROO Media. Shares issued in the acquisition are shown as outstanding for all periods presented in the accompanying financial statements in the same manner as for a stock split. Pro forma information on this transaction is not presented as at the date of the transaction. Virilitec is considered a public shell and accordingly, the transaction is not be considered a business combination. The financial statements prior to December 2, 2003 reflect the operations of ROO Media only.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003

         NET REVENUES. Total net revenues increased by $961,882 from $6,809 for the three months ended September 30, 2003 to $968,691 for the three months ended September 30, 2004, an increase of 14,127%. Total net revenues increased by $1,983,516 from $134,649 for the nine months ended September 30, 2003 to $2,118,165 for the nine months ended September 30, 2004, an increase of 1,473%. The increase over both periods reflect the inclusion of revenues of Reality Group Pty Ltd. from the date of the acquisition of that company.

         OPERATING EXPENSES. Operating expenses have no comparable amounts in the previous year. The operating expenses for the three and nine months ended September 30, 2004 were $583,729 and $1,373,483, respectively. The primary reason for the inclusion of operating expenses as a separate category stems from the inclusion of the operations of Reality Group Pty Ltd. These expenses are primarily the costs directly associated with the generation of revenues. They include content costs, photography and production costs and printing of finished materials.

         RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses consist primarily of salaries and related personnel costs, consulting fees associated with product development, and costs of technology acquired from third parties to incorporate into products currently under development. Research and development expenses were $86,234 for the three months ended September 30, 2004, an increase of 55.4% from $55,490 for the three months ended September 30, 2003. For the nine months ended September 30, 2004, research and development expenses were $232,235, an increase of 47.6% from $157,392 for the nine months ended September 30, 2003. The increase in expenses was due primarily to the increase in activities to bring our products to market.

         SALES AND MARKETING EXPENSES. Sales and marketing expenses consist primarily of expenses for advertising sales and marketing consultants, expenditures for advertising, and promotional activities and expenses to bring our products to market. These expenses increased by $227,193 from $39,095 for the three months ended September 30, 2003 to $266,288 for the three months ended September 30, 2004, an increase of 581%. In the nine months ended September 30, 2004 these expenses were $434,349, an increase of 337% from $99,462 in the nine months ended September 30, 2003. This increase was due primarily to the inclusion of the revenues of Reality Group Pty Ltd. and increased costs in the marketing of our products.

         We believe that additional sales and marketing personnel and programs are required to remain competitive. Therefore, we expect that our sales and marketing expenses will continue to increase for the foreseeable future.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist primarily of expenses for management, finance and administrative personnel, legal, accounting, consulting fees, and facilities costs. These expenses increased by $603,641 from $159,334 for the three months ended September 30, 2003 to $762,975 for the three months ended September 30, 2004, an increase of 378.9%. The general and administrative expenses increased from $198,755 in the nine months ended September 30, 2003 to $1,354,135 in the nine months ended September 30, 2004, an increase of $1,155,380 or 581%. This increase was due primarily to providing administrative support to the increased activity of operations and the inclusion of the general and administrative expenses of Reality Group Pty Ltd.

         INTEREST INCOME. Interest income totaled $76 in the three months ended September 30, 2004 and $850 in the nine months ended September 30, 2004. Other than in the foregoing periods, we did receive interest income.

         INTEREST EXPENSE, RELATED PARTY. Interest expense, related party, includes interest charges on our indebtedness to Robert Petty, our Chief Executive Officer. The expense decreased by $1,856 from $14,709 for the three months ended September 30, 2003 to $12,853 for the three months ended September 30, 2004, a decrease of 12.6%. In the nine months ended September 30, 2004, this expense decreased to $38,378 from $45,718 for the nine months ended September 30, 2003, a decrease of $7,340 or 16.1%. This decrease was due to a reduction in the amount of the debt outstanding.

         NET LOSS FROM OPERATIONS. Net loss from operations was $730,535 for the three months ended September 30, 2004, compared to a net loss of $247,110 for the three months ended September 30, 2003. Net loss from operations for the nine months ended September 30, 2004 was $1,276,037 compared to a net loss of $320,960 for the nine months ended September 30, 2003, an increase of 298%. The net loss is due to the increase in activities to develop products for future revenue generation and the increase in administrative expenses to support these activities.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

         NET REVENUES. Total net revenues increased by $140,725, from $4,527 for the year ended December 31, 2002 to $145,252 for the year ended December 31, 2003. The increase reflects the commercial release of our products and solutions in late 2003.

         RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of salaries and related personnel costs, consulting fees associated with product development, and costs of technology acquired from third parties to incorporate into products currently under development. Research and development expenses were $142,845 for the year ended December 31, 2003, an increase of 3.2% from $138,380 for the year ended December 31, 2002. The increase in expenses was due primarily to the increase in activities to bring our products to market.

         SALES AND MARKETING. Sales and marketing expenses consist primarily of expenses for advertising sales and marketing consultants, expenditures for advertising, and promotional activities and expenses to bring the product to market, including content cost and hosting costs. These expenses increased by $151,161, from $48,716 for the year ended December 31, 2002 to $199,877 for the year ended December 31, 2003, an increase of 310.3%. This increase was due primarily to higher costs associated with increased activity in the commercialization of our products.

         We believe that additional sales and marketing personnel and programs are required to remain competitive. Therefore, we expect that our sales and marketing expenses will continue to increase in absolute dollars for the foreseeable future.

         GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of expenses for management, finance and administrative personnel, legal, accounting, and consulting fees, and facilities costs. These expenses increased by $149,077, from $169,873 for the year ended December 31, 2002 to $318,950 for the year ended December 31, 2003, an increase of 87.8%. This increase was due primarily to increased activity in preparing for the merger with ROO Media and included the external costs associated with the merger, as
well  as  providing   administrative   support  to  the  increased  activity  of
operations.

         We expect our general and administrative expenses to increase in absolute dollars for the foreseeable future as we continue to hire personnel and incur expenses to build our infrastructure to support the growth of our business and our operations.

         INTEREST INCOME. Interest income totaled $29 in the year ended December 31, 2003.

         INTEREST EXPENSE, RELATED PARTY. Interest expense, related party, includes interest charges on our indebtedness to Robert Petty, our Chief Executive Officer, and his affiliate, Petty Consulting Inc. This expense increased by $25,244, from $37,178 for the year ended December 31, 2002 to $62,422 for the year ended December 31, 2003, an increase of 67.9%. This increase was due primarily to an increased level of indebtedness to Robert Petty and Petty Consulting Inc. as a result of funding our working capital requirements.

         NET LOSS. Net Loss increased $189,193 or 48.6% for the year ended December 31, 2003 compared to the year ended December 31, 2002. The increase in net loss is due to the increase in activities to develop products for future revenue generation together with the costs associated with the merger with ROO Media in 2003.

LIQUIDITY AND CAPITAL RESOURCES

         From our inception through September 30, 2004, we have financed our activities through funding from a loan facility from Robert Petty, our Chief
Executive Officer, through private placements and a debt financing through a convertible note.


         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and
(ii) warrants to purchase 3,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:

     o    $1,000,000 was disbursed on September 13, 2004;

     o $1,000,000 was disbursed on November 26, 2004, after filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and

     o $1,000,000 will be disbursed within five days of the effectiveness of the registration statement.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable monthly. Any amount of principal or interest on the callable secured convertible notes which is not paid when due will bear interest at the rate of 15% per annum from the due date thereof until such amount is paid. Interest on the callable secured convertible notes will be paid initially out of the proceeds that we receive from the sale of the callable secured convertible notes. When our operations begin generating positive net cash flows, the interest will be paid from cash generated from operations. The callable secured convertible notes mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.20 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. As of January 11, 2005, none of the callable secured convertible notes have been converted.

         In connection with the Securities Purchase Agreement, we agreed not, without the prior written consent of a majority-in-interest of the investors, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning September 13, 2004 and ending on the later of (A) 270 days from September 13, 2004 and (B) 180 days from the date this registration statement is declared effective. In addition we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning September 13, 2004 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.


         Net cash used in operating activities was $851,815 for the nine months ended September 30, 2004, compared to $243,513 for the nine months ended September 30, 2003, an increase of 250%. The increase in net cash used in operating activities is primarily the result of our net operating losses.

         Net cash used in investing activities was $6,830 for the nine months ended September 30, 2003, compared to net cash used in investing activities for the nine months ended September 30, 2004 of $424,992. The increase in net cash used in investing activities is primarily the result of the cost of acquisitions and the capitalization of content costs.

         Net cash provided by investing activities in the nine months ended September 30, 2004, was $30,374 compared to net cash provided by investing activities for the nine months ended September 30, 2003 of $0. The increase in net cash provided by investing activities arose from the net cash received in the acquisition of Reality Group Pty Ltd.

         Net cash provided by financing activities was $1,535,376 for the nine months ended September 30, 2004 compared to $253,335 for the nine months ended September 30, 2003. The increase in net cash provided by financing activities was primarily due to the proceeds from private placements and a debt financing through a convertible note.

         As of September 30, 2004, we had a working capital deficiency of approximately $699,151. Our cash balance as of September 30, 2004 of $274,880 is, in management's opinion, not sufficient to ensure our continued operation and the payment of debts until our business is profitable and generating sufficient cash flow to meet our liquidity requirements, of which there can be no assurance. We do not expect additions to property and equipment to be material in the near future.

         We conduct our operations in primary functional currencies: the United States dollar, the British pound, the Euro and the Australian dollar. Historically, neither fluctuations in foreign exchange rates nor changes in foreign economic conditions have had a significant impact on our financial condition or results of operations. We currently do not hedge any of our foreign currency exposures and are therefore subject to the risk of exchange rate fluctuations. We invoice our international customers primarily in U.S. dollars, except in Europe, the United Kingdom and Australia, where we invoice our customers primarily in euros, pounds and Australian dollars, respectively. We are exposed to foreign exchange rate fluctuations as the financial results of foreign subsidiaries are translated into U.S. dollars in consolidation and as our foreign currency consumer receipts are converted into U.S. dollars. Our exposure to foreign exchange rate fluctuations also arises from payables and receivables to and from our foreign subsidiaries, vendors and customers. Foreign exchange rate fluctuations did not have a material impact on our financial results in the three months ended June 30, 2004 and 2003.

         We anticipate that our liquidity needs over the next 12 months will require additional financings. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

GOING CONCERN

         The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred net operating losses of approximately $1,276,037 for the nine months ended September 30, 2004, compared to $320,960 for the nine months ended September 30, 2003. Additionally, as of September 30, 2004, we had a net working capital deficiency of approximately $699,151 and negative cash flows from operating activities of approximately $851,815. Since ROO Media Corporation's inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. The expansion and development of our business may require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. Our management expects cash flows from operating activities to improve in the fourth quarter of fiscal 2004, primarily as a result of an increase in sales, and plans to raise financing through various methods to achieve their business plans, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

CRITICAL ACCOUNTING POLICIES

         The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described below. For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

         Fees generated from advertising recognized as advertising is delivered over the terms of the contracts. We may guarantee a minimum number of advertising impressions, click-throughs or other criteria on our websites or products for a specified period. To the extent these guarantees are not met, we defer recognition of the corresponding revenue until guaranteed delivery levels are achieved.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In November 2002, the FASB, issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also include more detailed disclosures with respect to guarantees. FIN 45 is effective on a prospective basis for guarantees issued or modified starting January 1, 2003 and requires the additional disclosures in interim and annual financial statements effective for the period ended December 31, 2002. The Company's adoption of the initial recognition and measurement provisions of FIN 45 effective January 1, 2003, did not have a material impact on the Company's results of operations or financial position.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN"). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Historically, entities generally were not consolidated unless the entity was controlled through voting interests. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date.

         On October 8, 2003, the FASB deferred the implementation date for FIN 46 as it relates to variable interest entities that existed prior to February 1, 2003 and in December 2003 the FASB issued a revised FIN 46. The revised effective date for the Company is the end of the first reporting period ending after March 15, 2004 (April 30, 2004 for the Company). However, the Company must apply either the revised or the original FIN 46 to so called special-purpose entities as of the end of the first reporting period ending after December 15, 2003 (January 31, 2004 for the Company). Certain disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this standard is not expected to have a material impact on the Company's consolidated financial statements.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149, effective July 1, 2003, did not have a material impact on the Company's results of operations or financial position.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"), which established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company's adoption of the initial recognition and initial measurement provisions of SFAS 150, effective June 1, 2003, did not have a material impact on the Company's results of operations or financial position.

                             DESCRIPTION OF BUSINESS

BACKGROUND

         We were incorporated on August 11, 1998 under the laws of the State of Delaware as Virilitec Industries, Inc. We were formed to license and distribute a line of bioengineered virility nutritional supplements designed to enhance human male sperm count and potency. We were not successful in implementing our business plan, and after looking at other possible products to expand our product line, our management determined that it was in the best interests of our shareholders to attempt to acquire an operating company. As a result, we terminated all of our existing contracts and were inactive until we acquired ROO Media Corporation, a Delaware corporation.

ACQUISITION OF ROO MEDIA CORPORATION

         On December 2, 2003, Virilitec Industries, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec Industries, ROO Media, Jacob Roth and Bella Roth, entered into an Agreement and Plan of Merger. Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, VRLT Acquisition Corp. was merged with and into ROO Media. As a result of the merger, Virilitec Industries, through VRLT Acquisition Corp., acquired 100% of the capital stock of ROO Media. All of the issued and outstanding shares of capital stock of ROO Media held by the stockholders of ROO Media were cancelled and converted into the right to receive an aggregate of 148,000,000 shares of common stock of Virilitec Industries. The separate corporate existence of VRLT Acquisition Corp. ceased, and ROO Media continued as the surviving corporation in the merger, as a wholly owned subsidiary of Virilitec Industries.

         In connection with the merger, we agreed to cause the resignation of all of the members of our Board of Directors and appoint new Directors as designated by the Chairman of the Board of Directors of ROO Media. As additional consideration for the 148,000,000 shares of common stock of Virilitec Industries, (1) ROO Media paid to Virilitec Industries $37,500 cash prior to the execution of the Agreement and Plan of Merger, (2) ROO Media paid an aggregate of $100,000 of Virilitec Industries' total $162,500 of liabilities as reflected on Virilitec Industries' balance sheet on the closing date of the merger, and
(3) ROO Media paid Virilitec Industries' $62,500 debt to Jacob Roth, Virilitec Industries' former Chief Executive Officer. In connection with the $62,500 payment to Mr. Roth, ROO Media entered into an agreement to pay such debt within 90 days after the effective date of the merger, which was December 3, 2003. The $62,500 debt to Jacob Roth was paid during the first quarter of 2004.

OVERVIEW OF OUR BUSINESS

         We, through our operating subsidiaries, are a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from our customers' Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices (i.e., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery. We also operate a global network of individual destination portals under the brand ROO TV, that enables end users in different regions around the world to view video


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

content over the Internet that is topical, informative, up to date, and specific to the region in which they live. In conjunction with our subsidiaries, we currently service websites based in Europe, Australia, the United States and South Africa.

HISTORY OF THE DEVELOPMENT OF OUR BUSINESS

         ROO Media Corporation, our wholly-owned subsidiary, was incorporated on March 30, 2001 in the State of Delaware. ROO Media's subsidiaries are ROO Media
(Aust) Pty Ltd, ROO Media Europe Ltd, ROO Broadcasting Ltd and ROO TV Pty Ltd. ROO Media provides topical video content, including news, business, entertainment, fashion, video games, movies, music and travel video, and associated services for broadcasting video over the Internet to a global base of clients. ROO Media's delivery platform supports worldwide syndication and television-style advertising. During 2001 and 2002, ROO Media focused on developing and refining its products and solutions, and commenced the commercial selling of its solutions in late 2003. ROO Media developed a technology platform specifically designed to provide a cost effective, robust, and scaleable solution to manage and syndicate video content over the Internet.

         Our media operations management and updating functions are partially based in Australia and partially in the United States. We believe that our Australia presence is beneficial due to lower currency costs and because the time differences between the eastern and western hemispheres allow daily media content to be processed during the evening in the United States and the United Kingdom and during the daytime in Australia. As a result, we believe we have a strategic cost benefit over our competitors.

         Our business plan is to develop a worldwide network of websites that utilize our technology and content to broadcast video from individual websites. The network of websites includes third party websites that license our technology and content as well as our own network of websites, which are branded as ROO TV. The network is designed to be similar to a traditional satellite of cable networks that distributes content throughout the world, with the difference being it is broadcasted over the Internet rather than via television. Our technology platform allows over 4,000 videos to be viewed on a daily basis by computer users. The video content available for viewing includes topical content such as news, business, entertainment, fashion, music, movies and travel. We update the video content and distribute the content to websites receiving our services on a daily basis. We generate revenue from fees paid by the websites for our content and technology services and, like traditional media companies, from advertising across our network of websites.

         As part of our worldwide strategy to develop a network of websites, we have also developed and launched our own network of websites under the brand name ROO TV (www.rootv.com). ROO TV operates television-style destination websites in various regions around the world, including Australia, Singapore, South Africa, the United States, and the United Kingdom. Since commencing operations in January 2003, ROO TV has provided on-demand news, business, entertainment, fashion, travel, health, music and movie videos. The ROO TV sites offer users a wide range of video content to view free of charge, via either a narrowband or broadband Internet connection. Until recently, the business of ROO TV has been operated as part of our technology and video distribution platform based in the United States. ROO TV now operates as a stand-alone business. The principal objectives of ROO TV are to open additional country-based websites in conjunction with expanding and developing the initial advertising base already secured by us. This principal objective involves the procurement and registration of suitable websites, securing increased visits to the websites, promoting the existing and new websites to worldwide and local advertisers, and securing content, which encourages return and regular visits to the websites.

OPERATIONS STRATEGY

         Our operations strategy for the next twelve months is broken into the following core areas:

     o Expanding content database and developing new products based on our existing pool of video content for emerging markets such as wireless and set top boxes;

     o    Increasing   market   penetration   and  growing   market   share  and
          distribution in the United States, Europe, Asia and Australia;

     o Expanding the network of websites in which we provide content and technology by expanding the ROO TV network of websites to more countries, and activating new customers to our content solutions using our direct sales force and resellers of our products and services in markets in the United States, Australia, United Kingdom and Asia;

     o Acquiring commercially viable companies or businesses that have the potential for accelerating or enhancing our business model;

     o Investing in research and development of products, platform and technology to offer a wider range of video content and improved user experience for users viewing videos from our platform; and

     o Developing awareness and relationships with advertising agencies and advertisers of the benefits of advertising on our network of websites.

         The implementation of our operational strategies will depend on raising additional capital and we cannot assure you that such operational strategies will be achieved. To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and
(ii) warrants to purchase 3,000,000 shares of our common stock. See the "Selling Stockholders" and "Risk Factors" sections of this prospectus for a complete description of the callable secured convertible notes and warrants.

SALES AND MARKETING

         Our products and services are sold by our direct sales force and appointed resellers. Our syndication and video solutions products are sold by our direct sales force based in the United States and Australia, our online advertising is sold by our direct sales force and through appointed interactive online advertising agencies.

         Our direct sales force targets the following market segments for our content syndication products: (1) media and newspaper chains; (2) Internet service providers; and (3) dedicated vertical websites such as entertainment websites that are potential purchasers of entertainment video content. Through our direct sales force and third party advertising agencies, we target potential advertisers to advertise on our network of websites. We manage our sales database through a customer relationship management system, which allows for access and tracking from any ROO Media sales staff connected to the Internet. Marketing of our products and services is done through traditional public relations and web-based marketing.

TECHNOLOGY

         Our technology platform and infrastructure is largely based in the United States and is designed to be accessed and maintained from satellite offices anywhere in the world via a Virtual Private Network (VPN) over the Internet. The technology platform has been specifically designed to provide a cost effective, robust, scaleable solution to manage and syndicate video content over the Internet. The platform architecture allows for the flexible use of a wide range of third party software, hardware and internally developed operational processes. Components forming the platform are housed with various third party service providers located within the United States and Australia.

         The key features of our technology platform include:

     o    Full screen video viewing;

     o Viewing of all content via either a narrowband (Dial up) or broadband connection;

     o    Platform supporting Real Networks and Microsoft Windows Media formats;

     o Global delivery and hosting allowing for video viewing throughout the world by anyone connected to the Internet;

     o Ability to program TV commercials to be played before selected videos on selected web sites;

     o    Secure storage and protection of media files;

     o Full reporting on videos viewed by type, date, country, web site, etc.;

     o The ability to present the videos in players and templates which match the branding of the multiple web sites on which the content is syndicated; and

     o Central technology platform allowing videos to be automatically updated across the multiple web sites in which they are displayed.

AT&T SERVICE AGREEMENT

         On August 16, 2001, we entered into an agreement with AT&T Corp., whereby AT&T agreed to provide us web content distribution services. AT&T's caching services include web acceleration and large file downloading. Caching is the method of temporarily storing static content (i.e., web pages, graphics and file transfer protocol files) on servers embedded on AT&T's network. Web acceleration helps facilitate faster web page downloads. AT&T also provides content streaming services, which include web casting and video on demand. Web casting permits us to broadcast live events or any simultaneous delivery of the same content to many users without significant delay or variation. We are billed by AT&T based on the amount of data that is transferred each month. The term of the agreement does not have an expiration date. We may terminate AT&T's services by giving AT&T at least 60 days prior written notice and payment of any applicable termination charges. AT&T may terminate its services upon written notice to us if we do not comply with AT&T's usage policies or upon 90 days prior written notice if AT&T decides to discontinue the service, in whole or in part. Upon termination of the service by us or by AT&T, we are responsible for payment of charges incurred as of the termination date and, unless termination is by AT&T upon AT&T's decision to discontinue the service, any other charges incurred by AT&T as a result of such termination. The termination charge under the agreement is $2,000.

SPEEDERA NETWORKS NETWORK SERVICES AGREEMENT

         On June 1, 2004, we entered into a Network Services Agreement with Speedera Networks Inc. Speedera Networks provides us network services, which includes account setup, customer configuration and assistance with content streaming and download services. We are billed by Speedera Networks based on the amount of data that is transferred each month. The initial term of the Network Services Agreement ends May 31, 2005. Upon expiration of the initial term, the agreement automatically renews for additional one-year terms unless and until either party notifies the other party in writing of its intent to terminate at least 60 days prior to the expiration of the then current term. Either party may terminate the agreement in the event that the other party materially defaults in performing their respective obligations under the agreement and such default continues uncured for a period of 30 days following written notice of default, except that Speedera Networks may immediately terminate the agreement where a delay in termination would have a material adverse effect on Speedera Networks. In addition, the agreement will terminate, effective upon delivery of written notice by either party to the other party upon (i) the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) the making of an assignment for the benefit of creditors by the other party; or (iii) the dissolution of the other party. Further, we may cancel the agreement at any time for convenience upon written notice to Speedera Networks, in which case we must pay to Speedera Networks all accrued and unpaid fees as of the cancellation date plus an early cancellation fee.

INTELLECTUAL PROPERTY

         We do not have any registered copyrights on any software and have not completed the filing of any trademark and patent applications. A portion of our software is licensed from third parties and a large portion is developed by our own team of developers. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property.

         We depend on a portion of technology licensed to us by third parties and a portion owned and developed by us. We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products could prevent the implementation of our products, impair the functionality of our products, delay new product introductions, and/or damage our reputation.

PRODUCTS

         Our products and services, including those of our subsidiaries, are broken into the following core areas:

         ROO SOLUTIONS. We utilize our expertise in video broadcasting over the Internet to build customized video solutions for specific customers or industry segments. Our platform has been designed to be flexible in accommodating various opportunities for activating video for broadcast over the Internet and accommodating emerging technologies such as wireless devices (i.e., mobile phones and PDAs) and set top boxes. The same platform, or components thereof, used by us to run our network of websites can be adapted to suit the individual needs of clients with specific objectives in mind. As our profile within the market segment increases, organizations have increasingly approached us to aid them in addressing a variety of individual Internet broadcasting requirements. An example is B & T Weekly, a Reed Business Information publication targeted to the advertising and marketing industry; we utilize our platform and solutions to provide a wide range of television commercials for the advertising industry, which can be viewed from the B & T Website located at www.bandt.com.au.

         ROO SYNDICATION OF LICENSED VIDEO CONTENT. We provide a turnkey solution for customers located throughout the world to activate licensed topical video content on their web sites. ROO Media supplies our wholesale clients with a cost effective turnkey solution whereby the client receives the licensed video content it selects, such as news, business, fashion, entertainment, travel, etc., the technology to integrate the video into its website, daily management and updating of the content, and regular reporting on which content is being viewed. We generally receive a base fee per month from the client and a share of the advertising revenue generated on the client's website. Samples of current customers for this service include Verizon http://broadbandbeat.verizon.net/ based in the United States, and CEO Online, a web site for CEOs to access information and resources.

         ROO MEDIA ONLINE ADVERTISING NETWORK. Through our syndication clients, we have developed a network of web sites across which we can sell advertising inventory. Specifically, we have developed and implemented an advertising platform specifically designed to simultaneously provide advertisers with a targeted demographic and calculated success, and ROO Media, our content providers and our wholesale clients with a substantial and additional incremental revenue stream. The advertising includes traditional banner ads and television-style 15 second and 30 second commercials, which can be programmed to play before and after topical video clips that are most likely to be viewed by the advertisers' chosen demographic. The platform has also been designed to allow for two to three minute advertorials to be included on a wholesale client's website, or as a standalone clip within certain content categories of our content bank. Advertising inventory across our network of web sites is sold by our direct sales force and through appointed interactive online advertising agents. Revenue is generated for us every time a clip is viewed. Our syndication clients receive a percentage of the advertising revenue generated on their websites by our online advertising.

         OUR PLATFORM PROVIDES THE ABILITY TO:

     o Program an advertisement to run only on selected web sites in selected countries;

     o Program a commercial to run a specific amount of times or between a selected range of dates;

     o    Program a commercial to run within a selected content category; and

     o    Provide reports on how many times the advertisement was viewed.

         Initial advertisers featuring our instream advertising have included brands such as Telstra, Saab, Sony Music, Nescafe, American Express and ING.

ACQUISITIONS

REALITY GROUP PTY LTD.

         On April 30, 2004, we purchased 80% of the issued and outstanding common stock of Reality Group Pty Ltd., a corporation formed under the laws of Australia, from the shareholders of Reality Group. The consideration for the Reality Group shares was the issuance of an aggregate of 8,360,000 shares of our common stock. As additional consideration for the Reality Group shares, we paid an aggregate of A$200,000 to the Reality Group shareholders. Further, the Reality Group shareholders agreed to cause Reality Group to increase the number of directors on its Board of Directors to allow us to appoint up to four nominees to its Board.

         The Reality Group shareholders also agreed to grant us an option to purchase the remaining 20% of the issued and outstanding common stock of Reality Group over the next two years. The terms of the option shall be negotiated in good faith. Notwithstanding this, the option shall be exercisable by us on July 30, 2004, January 30, 2005, July 30, 2005 and January 30, 2006, and shall expire on March 5, 2006.

         Pursuant to the purchase agreement, we guaranteed that the Reality Group shareholders will be able to sell the shares of our common stock that they received, subject to the requirements of Rule 144, for greater than or equal to US$0.30 per share for a period of twelve months after the Reality Group shareholders have satisfied the Rule 144 requirements. The foregoing guarantee was predicated upon the assumption that the Reality Group shareholders will be able to sell the greater of (a) 1/4 of their respective exchange shares per quarter of the guarantee period or (b) such maximum number of exchange shares permissible under Rule 144 per quarter of the guarantee period. If the Reality Group shareholders do not sell their quarterly allotment during any one quarter of the guarantee period, the guarantee shall not be effective for the number of shares not sold during that quarter.

         During the guarantee period, the Reality Group shareholders have the option to buy back an aggregate of 29 Reality Group shares, or such number of shares as shall decrease our ownership percentage in Reality Group to 51%. The consideration for such buy-back shares shall be 114,000 shares of our common stock for each share of Reality Group common stock. The earliest date for exercising this buy-back provision is September 1, 2004.

         In the event that the Reality Group shareholders are not able to sell their shares of our common stock for greater than or equal to US $0.30 per share during the guarantee period, a share variance shall be determined based on the difference between (a) the number of exchange shares to be sold multiplied by US $0.30 per share and (b) the number of exchange shares to be sold multiplied by the closing sale price of the exchange shares on the trading day immediately prior to the day that a Reality Group shareholder notifies us of its enforcement of the guarantee. In the event that a Reality Group shareholder enforces the guarantee, we, in our sole discretion, may pay the share variance to the Reality Group shareholder in one of the following ways: (1) in cash; (2) we shall authorize the escrow agent (as defined in the purchase agreement) to return to the Reality Group shareholders on a pro rata basis that amount of shares, based on a share valuation of US $20,900 per Reality Group ordinary share, that shall constitute the share variance; or (3) if mutually agreeable to the Reality Group shareholders, in shares of our common stock based on the average closing sale price of shares of our common stock during the previous 15 trading days. To ensure the guarantee, we agreed to not offer or negotiate, either in writing or orally, the sale of the Reality Group shares or any Reality Group option shares acquired by us with any other party during the guarantee period.

         If during the guarantee period: (a) we undergo a voluntary or involuntary dissolution, liquidation or winding up; (b) our shares of common stock cease trading for more than 15 business days; or (c) the quotation of our common stock is removed or suspended from the Over-the-Counter Bulletin Board for a continuous period of greater than 30 days (other than as a consequence of the quotation of our securities on an internationally recognized stock exchange), then the following shall occur: (1) the Reality Group shares shall revert back to the Reality Group shareholders; (2) the shares of our common stock exchanged for 80% of the Reality Group shares shall revert back to us; (3) the option shall be revoked; and (4) our nominees to the Reality Group's Board of Directors shall immediately resign.

         Pursuant to the terms of the purchase agreement, each Reality Group shareholder agreed to not, unless permitted by our Board of Directors, sell more than 25% of their exchange shares during any three-month period for a period of two years after the effective date of the purchase agreement. Furthermore, each Reality Group shareholders granted to us a right of first refusal with respect to the purchase of the Reality Group shareholders' exchange shares for a period of one year after the first date on which the exchange shares are eligible for sale by the Reality Group shareholders in accordance with Rule 144 or any other applicable legislation, regulation or listing rule. If we elects to purchase the shares, such shares shall be purchased at the highest closing sale price for the period commencing on the trading day immediately prior to our receipt of notice of intent to sell from the Reality Group shareholders until the trading day immediately prior to the date on which we give notice to the selling Reality Group shareholder of its election to purchase.

         Reality Group provides integrated communication solutions, including direct marketing, Internet advertising and sales promotion. Reality Group was formed as a result of the change in direction of marketing with the advent of the Internet and a need for more accountable, integrated advertising. Reality Group believes that it is a pioneer of integrated communication, with an emphasis on web-based solutions and customer relationship management systems built to manage the inquiries generated through their web based campaigns. Its clients include Saab Automobile Australia, BP Australia, Bob Jane T-Marts, Tontine, Dennis Family Corporation, Tabaret, Superannuantion Trust of Australia, Federal Hotels & Resorts, and CityLink.

         To help identify the most effective way to communicate with each client's audience, Reality Group created the Information Engine, a proprietary management tool that provides specific costs per response for each media channel. Information Engine allows Reality Group to focus on the effective media channel and eliminate the rest by identifying the parts of a client's budget that are working.

UNDERCOVER MEDIA PTY LTD.


         On May 26, 2004, we entered into an asset purchase agreement to purchase the business and business assets of Undercover Media Pty Ltd., a Victorian, Australia corporation. The purchase price for Undercover Media's assets consists of 1,000,000 shares of our common stock. We also agreed to issue additional shares of our common stock upon Undercover Media attaining performance milestones as follows: (a) upon the commercial launch of a broadband music portal suitable for operation as a stand alone site that is capable of worldwide syndication, the issuance of that number of shares of common stock that is equal to the quotient of (x) US $75,000 divided by (y) the average closing sale price of the shares of common stock for the five trading days prior to such commercial launch; (b) upon the execution of an agreement for the supply and worldwide syndication of music videos with an aggregate of four mutually acceptable major music labels, the issuance of that number of shares of common stock that is equal to the quotient of (x) US $75,000 divided by (y) the closing sale price prior to the execution of the last of the four of such agreements;
(c) upon the generation of at least US $30,000 per month in revenues for three consecutive months attributable to the company's music subdivision, the issuance of that number of shares of common stock that is equal to the quotient of (x) US $75,000 divided by (y) the closing sale price prior to the determination that such revenues have been achieved; and (d) upon obtaining an aggregate of thirty video interviews with mutually acceptable recognized artists; the issuance of that number of shares of common stock that is equal to the quotient of (x) US $75,000 divided by (y) the closing sale price prior to the last of the thirty interviews.


         Included in the purchase is the www.undercover.com.au web site, which currently serves approximately 500,000 visitors per month with 55% from the United States, 18% from Europe, 7% from Asia and 20% from other countries throughout the world. The Undercover Media website, through its relationship with HMV, clearly displays the link between music content and the sale of music; the user reads the article or interview and can then click through the purchase the artist's CD from HMV's web site.

         Undercover Media features original music content ranging from raw interview footage to propriety editorial content combined with industry released footage. Undercover Media has served both the music industry and music community with daily music news, reviews and editorial bulletins. Undercover Media's clients include Telstra Corporation, AAP and Coca Cola, and its distribution partners include Google, VH1, Nova, Artist Direct and News Now. In addition, Undercover has a strategic online partnership with HMV for online music sales.

BICKHAMS MEDIA, INC.

         On September 10, 2004, we entered into an agreement to purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc pursuant to a Stock Purchase Agreement dated September 10, 2004. In consideration for the purchase, we agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 4,000,000 shares of our common stock; and (3) guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. In addition, we agreed to issue Avenue Group 3,000,000 shares of our common stock in consideration for a termination letter which shall serve to terminate a Registration Rights Agreement dated as of November 28, 2003. Avenue Group has agreed to use reasonable commercial endeavors to cause Weinberg & Company, P.A to perform its audits and reviews on Bickhams Media within 30 days after execution of the Stock Purchase Agreement at our sole cost and expense.

         As of November 1, 2004, we entered into an agreement with Bickhams Media and Daniel and Vardit Aharonoff for Bickhams Media to purchase 50% of the outstanding common stock of VideoDome.com Networks, Inc. Prior to November 1, 2004, Bickhams Media already owned the other 50% of the outstanding common stock of VideoDome. As a result of this transaction, Bickhams Media now owns 100% of the outstanding common stock of VideoDome. Under the agreement, we agreed to:
(1) issue 5,000,000 shares of our common stock to Daniel Aharonoff on the closing date; (2) issue an additional 3,000,000 shares of our common stock to Daniel Aharonoff upon meeting jointly agreed milestones; and (3) pay up to $220,000 in cash to Daniel Aharonoff upon meeting jointly agreed milestones.

         The jointly agreed milestones are as follows: (1) upon the commercial launch of VideoDome's embedded player and music player, we agreed to pay Mr. Aharonoff $100,000 cash and issue Mr. Aharonoff 1,000,000 shares of our common stock; (2) upon the commercial launch of a combined ROO Media and VideoDome Media Manager platform, we agreed to pay Mr. Aharonoff $100,000 cash and issue Mr. Aharonoff 2,000,000 shares of our common stock; and (3) after the combined platform has delivered a minimum of 50,000,000 video views for two consecutive months excluding mini player views, we agreed to pay Mr. Aharonoff $20,000 cash.

         In connection with the agreement, Mr. Aharonoff agreed not to directly or indirectly agree or offer to sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the shares of our common stock acquired by him under the agreement until the earlier of: (a) two years from the respective issuance(s) of such shares; or (b) the date that holders (the "Holders") of certain Callable Secured Convertible Notes (the "Notes") and Stock Purchase Warrants (the "Warrants"), issued by us on September 10, 2004, no longer hold the Notes and the Warrants and no longer beneficially own any shares of our common stock issuable upon conversion or exercise of the Notes or the Warrants, without the prior written consent of such Holders of the Notes and the Warrants. The Holders agreed to waive any adjustment that otherwise would have been required to the conversion and exercise prices of the Notes and the Warrants due to the issuance of shares of common stock to Mr. Aharonoff.

         The only business of Bickhams Media is through its ownership of VideoDome Networks, Inc., a California corporation. VideoDome is a Los Angeles based company that provides a range of Media Management solutions through its flagship 5th generation ASP application, VideoDome Media Manager(R). VideoDome customers have direct access to their individual accounts, media inventory, customized media delivery method and style, as well as the ability to add, edit, delete, schedule & track streaming media from any Internet enabled browser. Some of VideoDome's clients include Kenneth Cole, L'Oreal Cosmetics, Redken, Lacome, and Stanley Tools. VideoDome provides its media management application to these customers which allows them the ability to manage and publish video on their web sites. The VideoDome Publishing Platform is a database driven, web-based application that allows clients to upload, organize and publish streaming media through unified interface.

         The most current version of VideoDome Media Manager is Media Manager 4.0, which offers VideoDome customers direct access to their individual accounts, media inventory, customized media delivery method and style, as well as the ability to add, edit, delete, schedule & track streaming media from any Internet enabled browser.

         The features of Media Manager 4.0 include:

     o VideoDome Tracker(R) - Generate colorful user reports/statistics and find out what your viewing audience is experiencing.

     o VideoDome Scheduler(R) - Schedule when you would like certain media to be available on your web site.

     o VideoDome AutoSense(R) - AutoSense technology automatically takes the guess work out of the equation by detecting installed media player & available bandwidth across all media formats.

     o VideoDome Skin Wizard(R) - Create a compelling branded media player or video portal within minutes using our skin wizard system.

     o VideoDome Syndication Manager(R) - Powerful syndication module allows you to replicate then syndicate streaming content to your partners in a completely controlled environment.

INDUSTRY

         We focus on providing technology and content solutions to the emerging and growing segment of broadcasting video over the Internet and emerging broadcasting platforms such as wireless and set top boxes. Through technology advancements and the expansion of broadband services worldwide, the Internet now enables the viewing of video from a computer connected to the Internet. This creates a fundamental change in the way people can view media and transforms the Internet into a broadcasting platform similar to television and radio platforms. According to industry statistics, Internet access and audio and video use over the Internet have grown substantially over the past twelve months. A recent study by Arbitron/Edison Media Research called Internet and Multimedia 11: New Media Enters the Mainstream reported that Internet use in the United States has grown 5% in the period from January 2003 to July 2003, and that currently 80% of Americans have access to the Internet compared to 48% in July 1999. The weekly Internet broadcast audience has grown from approximately 16 million Americans in July 2000 to 30 million in July 2003. Furthermore, in July 2003 more than one in five consumers (approximately 50 million Americans) have accessed audio or video over the Internet. In addition, a study by AccuStream iMedia Research showed a 52% increase in the number of video streams being served in 2001 to 3.9 billion
in        2002.        http://www.accustreamresearch.com/news/pressrelease.html;
http://www.edisonresearch.com/ Internet%2012%20Web%20cast.htm.

COMPETITION

         The provisioning and streaming of digital media content over the Internet is rapidly becoming a competitive industry. The key barriers to new firms to enter and compete against existing companies within the digital media segment are (1) The timeframes and costs to develop a commercially robust, feature rich media delivery platform, and (2) The time involved to build a digital media data base of licensed topic videos. While there are only a few industry participants similar to us that provide a full suite of associated products and services, there are a number of traditional content syndicators who have entered the industry by providing their own content for streaming over their own portals. For example, Disney, Time Warner and CNN all provide access to their own content in digital format over their own destination Internet portals. There are also a number of smaller operations that provide wholesale syndication services such as The FeedRoom (www.feedroom.com), which provides a destination service similar to that of ROO TV. Other competitors on select products of ROO Media include: Real Networks, Inc., a global provider of network-delivered digital media service and the technology that enables digital media creation, distribution and consumption; 24/7 Real Media, Inc., a provider of solutions for interactive marketing, including enabling Internet marketers to target, convert and retain their best online customers and manage and protect customer relationships; and Loudeye Corporation, a service provider facilitating the use of digital media for live and on-demand applications for enterprise communication, marketing and entertainment. We believe that as the market segment continues to grow, new competitors will enter the market and compete directly with us. We compete with these firms and emerging competitors by offering competitive pricing, unique products, flexible business models for our customers to generate revenue, and continually developing and adding new functionality to our media management platform. We also complete by continuing to expand our media database and the amount of content categories and videos available.

GOVERNMENT REGULATION

         We are subject to risks associated with governmental regulation and legal uncertainties. Few existing laws or regulations specifically apply to the Internet, other than laws and regulations generally applicable to businesses. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including content issues (such as obscenity, indecency and defamation), caching of content by server products, sweepstakes, promotions, and the convergence of traditional communication services with Internet communications, including the future availability of broadband transmission capability and wireless networks. These types of regulations are likely to differ between countries and other political and geographic divisions. Other countries and political organizations are likely to impose or favor more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulation. In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for and costs associated with our products and services, and may affect the growth of the Internet. Such laws or regulations may harm our business. Our products and services may also become subject to investigation and regulation of foreign data protection authorities, including those in the European Union. Such activities could result in additional product and distribution costs for us in order to comply with such regulation.

         There is uncertainty regarding how existing laws governing issues such as illegal or obscene content and retransmission of media apply to the Internet. The vast majority of such laws were adopted before the advent of the Internet and related technologies and do not address the unique issues associated with the Internet and related technologies. Most of the laws that relate to the Internet have not yet been interpreted. In addition to potential legislation from local, state and federal governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the Internet may directly or indirectly affect our business. While we and our customers may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor Internet distribution or our business models.

         The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the Internet to persons under the age of 17, or collecting personal information from children under the age of 13. We do not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13. The manner in which these Acts may be interpreted and enforced cannot be fully determined, and future legislation similar to these Acts could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

RESEARCH AND DEVELOPMENT

         We continue to pursue opportunities to improve and expand our products and services and have dedicated resources which continue to review and enhance our technology platform and the products and solutions we offer. Currently, research and development is conducted internally as well as through outsourcing agreements. We plan to consider opportunities to expand our current content categories to offer specific lifestyle, children's content, sport, science and educational content. We also plan to explore opportunities to further enhance our distribution and technological infrastructures to maintain our competitive position. Furthermore, we are planning to launch a new ROO TV platform offering improved user features and to improve operational process and costs for maintaining and uploading our database on a daily basis. We cannot assure you, however, that we will achieve our research and development goals.

EMPLOYEES

         We currently have 52 full time employees and 4 part time employees, based in Australia and the United States. We consider our relations with our employees to be good.

                             DESCRIPTION OF PROPERTY

         Our operations are based in a rented premises located at 11-15 Buckhurst St South Melbourne 3205, Victoria, Australia. Rent at the Victoria, Australia premises is $3,842 per month. The Australian lease expires on January 30, 2006. Our principal executive offices are a rented premises located at 62 White Street, 3rd Floor, New York, New York 10013. Rent at the New York location is $1,000 per month. The New York office is rented on a month to month basis and is not subject to a documented lease agreement.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business

                                   MANAGEMENT

         The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

      ----------------- --------- -----------------------------------------
          NAME             AGE                           POSITION
      ----------------- --------- -----------------------------------------
      Robert Petty         40     Chief Executive Officer and
                                  Chairman of the Board of Directors
      ----------------- --------- -----------------------------------------
      Robin Smyth          51     Chief Financial Officer and Director
      ----------------- --------- -----------------------------------------

         ROBERT PETTY. Mr. Petty was appointed Chief Executive Officer and Chairman of the Board of Directors on December 3, 2003, the effective date of the merger with ROO Media Corporation. Mr. Petty has also served as the President, Chief Executive Officer and Chairman of the Board of Directors of ROO Media Corporation since May 2001. From December 2002 to June 30, 2003, Mr. Petty was a Director of A. Cohen & Co, Plc. From 1999 to 2002, Mr. Petty worked in New York in various positions, including Chairman and Chief Executive Officer of Avenue Group, Inc. (AVNU) (formerly I.T. Technology Inc.) and President of VideoDome.com Networks, Inc, a middleware streaming media service provider. From 1997 to 1999, Mr. Petty was Manager of Electronic Business Services for e-commerce products for Telstra Corp. Mr. Petty is also on the Board of Directors of Reality Group Pty Ltd, Undercover Media Pty Ltd, Petty Consulting Inc., ROO Media (Australia) Pty Ltd, ROO Media Europe Ltd, Bickhams Media Inc, VideoDome.com Networks Inc, BAS Digital Pty Ltd, ROO Broadcasting Ltd, and ROO TV Pty Ltd.

         ROBIN SMYTH. Mr. Smyth was appointed Chief Financial Officer and a Director on December 3, 2003, the effective date of the merger with ROO Media Corporation. Mr. Smyth became involved with ROO Media Corporation in 2002 and was appointed a Director in 2003. Since 1998 he was a partner at Infinity International, a consulting and IT recruitment operation. During the period from 1990 to 1998 Mr. Smyth worked for three years as EVP of Computer Consultants International in the U.S. and for five years in London as CEO of Computer Consultants International's European operations. Mr. Smyth was Secretary and a Director of the All-States group of companies involved in merchant banking operations, where he was responsible for corporate banking activities. Mr. Smyth is also on the Board of Directors of Reality Group Pty Ltd, Undercover Media Pty Ltd ROO Media (Australia) Pty Ltd, ROO Media Europe Ltd, Bickhams Media Inc, VideoDome.com Networks Inc, and Corporate Advice Pty Ltd.

BOARD COMPOSITION

         At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting of stockholders following election. The exact number of directors is to be determined from time to time by resolution of the board of directors.

         Each officer is elected by, and serves at the discretion of the board of directors. Each of our officers and directors devotes his full time to our affairs.

AUDIT COMMITTEE FINANCIAL EXPERT

         We do not have an audit committee financial expert, as that term is defined in Item 401 of Regulation S-B. Since our current management changed our fiscal year end on January 23, 2004 from July 31 to December 31, we have not been able to identify a suitable nominee to serve as an audit committee financial expert. Our Board of Directors is currently diligently pursuing such a candidate.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the named executive officers, for services as executive officers for the last three fiscal years.

                          EXECUTIVE COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                              -----------------------------------------
                                                ANNUAL COMPENSATION                     AWARDS               PAYOUTS
                                        ------------------------------------- ---------------------------- ------------
                                                                  OTHER                 SECURITIES                 ALL
                                                                 ANNUAL    RESTRICTED   UNDERLYING                OTHER
             NAME AND                                            COMPEN-      STOCK       OPTIONS/     LTIP      COMPEN-
        PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($) SATION($)  AWARD(S)($)   SARs (#)    PAYOUTS($)  SATION($)
----------------------------------- ----- ----------- --------- --------- ------------ ------------ ------------ ---------
Robert Petty (1),                   2003   $120,000       0        0            0              0         0           0
   Chief Executive Officer and
   Chairman of the Board

Bella Roth (2),                     2003   $      1       0        0            0              0         0           0
   Former President and             2002   $      0       0        0            0              0         0           0
   Former Director                  2001   $      0       0        0            0              0         0           0

Jacob Roth (3),                     2003   $      0       0        0            0      3,000,000         0           0
   Former Chief Executive Officer   2002   $      0       0        0            0              0         0           0

(1) Mr. Petty became Chairman, President, Chief Executive Officer of Virilitec Industries, Inc. on December 3, 2003. The salary stated in the table above is presented on an annualized basis.

(2) Ms. Roth resigned as President and Director of Virilitec on December 3, 2003. Commencing November 12, 1998, we had agreed to pay Mrs. Bella Roth, our President & Chairman of the Board of Directors, an annual salary of $40,000. Mrs. Roth's compensation was disclaimed for the last two years when she provided her services on a full-time basis. During the fiscal 2003, Mrs. Roth was mostly inactive and served primarily in an honorary capacity. As a result, her salary was reduced to a token $1.00.

(3) Mr. Roth assumed office on July 1, 2002 and resigned as Chief Executive Officer on December 3, 2003. Mr. Roth worked full time prior to his resignation; instead of receiving his contractual salary of $70,000, he was awarded 3 million options at par value.

                               OPTIONS GRANT TABLE

         The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2003. We did not have during such fiscal year, and currently do not have, any plans providing for the grant of stock appreciation rights ("SARs").

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------
                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
           (a)                 (b)              (c)          (d)        (e)
                                            % OF TOTAL
                                            OPTIONS/
                            NUMBER OF       SARS
                            SECURITIES      GRANTED TO    EXERCISE
                            UNDERLYING      EMPLOYEES     OR BASE
                            OPTIONS/SARs    IN FISCAL     PRICE      EXPIRATION
           NAME             GRANTED (#)     YEAR          ($/SH)     DATE
--------------------------- --------------- ------------- ---------- -----------
Jacob Roth                  3,000,000 (1)      100%       $0.0001    2/25/05

(1)      These options were exercised on February 28, 2003.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information concerning the number and value of stock options exercised during the fiscal year ended December 31, 2003, and held at the end of such fiscal year, by the named executive officers. No SARs were exercised during such fiscal year, and no SARs are held by any named executive officer.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

      (a)               (b)                 (c)                (d)                 (e)
                                                           NUMBER OF
                                                           SECURITIES           VALUE OF
                                                           UNDERLYING           UNEXERCISED
                                                           UNEXERCISED          IN-THE-MONEY
                                                           OPTIONS/SARs AT      OPTIONS/SARs AT
                                                           FEBRUARY 29, 2004    FEBRUARY 29, 2004
                                                           (#)                  ($)

                  SHARES ACQUIRED                          EXERCISABLE/         EXERCISABLE/
    NAME          ON EXERCISE (#)     VALUE REALIZED ($)   UNEXERCISABLE        UNEXERCISABLE
----------------- ------------------- -------------------- -------------------- -----------------
Jacob Roth           3,000,000            $15,000              0 / 0               $0 / $0

COMPENSATION OF DIRECTORS

         With the exception of Robert Petty pursuant to his employment agreement described below, no Director receives any cash compensation for their service as a Director. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

EMPLOYMENT AGREEMENTS

         On April 1, 2004, we entered into an employment agreement with Robert Petty. Under the agreement, Mr. Petty agreed to serve as our President, Chief Executive Officer and Chairman of our Board of Directors. The expiration date of the agreement is March 31, 2006, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Petty's base salary under the agreement is $200,000 annually and will increase 10% each year. Mr. Petty's base salary will also be reviewed at least annually for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. Mr. Petty is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors. In addition, Mr. Petty was granted a two-year incentive stock option to purchase 6,000,000 shares of our common stock, which is exercisable at $.1265 per share and expires on May 8, 2006.

         On November 1, 2004, we entered into an employment agreement with Robert Petty that supersedes the April 1, 2004 employment agreement except as it relates to the options that were issued to Mr. Petty. This agreement is also for the employment of Mr. Petty as our President, Chief Executive Officer and Chairman of our Board of Directors. The expiration of the agreement is October 31, 2007, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Petty's base salary under the agreement is $250,000 annually and will increase 10% each year. Mr. Petty's base salary will also be reviewed against milestones set by our Board of Directors, and be increased in line with these milestones at any time or from time to time. The agreement provides that we will provide Mr. Petty with the use of a motor vehicle and we will contribute 10% of Mr. Petty's base salary to a 401K or similar plan. In addition, Mr. Petty is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors.

         On April 1, 2004, we entered into an employment agreement with Robin Smyth. Under the agreement, Mr. Smyth agreed to serve as our Chief Financial Officer. The expiration date of the agreement is March 31, 2006, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Smyth's base salary under the agreement is $120,000 annually and will increase 10% each year. Mr. Smyth's base salary will also be reviewed at least annually for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. Mr. Smyth is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors. In addition, Mr. Smyth was granted a two-year incentive stock option to purchase 3,000,000 shares of our common stock, which is exercisable at $.1265 per share and expires on May 8, 2006.

         On November 1, 2004, we entered into an employment agreement with Robin Smyth that supersedes the April 1, 2004 employment agreement except as it relates to the options that were issued to Mr. Smyth. This agreement is also for the employment of Mr. Smyth as our Chief Financial Officer. The expiration of the agreement is October 31, 2007, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Smyth's base salary under the agreement is $150,000 annually and will increase 10% each year. Mr. Smyth's base salary will also be reviewed against milestones set by our Board of Directors, and be increased in line with these milestones at any time or from time to time. The agreement provides that we will provide Mr. Smyth with the use of a motor vehicle and we will contribute 10% of Mr. Smyth's base salary to a 401K or similar plan. In addition, Mr. Smyth is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         ROO Media entered into a consulting agreement with Petty Consulting, Inc. on August 1, 2001, whereby Petty Consulting, Inc. made Robert Petty available to ROO Media to serve as its Chairman, President and Chief Executive Officer. The agreement expired on August 1, 2004. Mr. Petty is the President of Petty Consulting, Inc. Mr. Petty was paid $10,000 per month for his services to ROO Media pursuant to the consulting agreement. In April 2004 this agreement was terminated and Robert Petty entered into an employment agreement directly with us. Our management believes that this agreement was on terms at least as favorable as could have been obtained from an unrelated third party.

         On January 7, 2003, ROO Media entered into a new loan agreement with Mr. Petty to replace the loan agreement entered into with Mr. Petty dated July 29, 2001. The interest on the loan is 10% per annum and the outstanding balance as of December 31,2003 was $514,164. Mr. Petty has agreed that no demand for payment will be made to the company over the following 12 months and any principle repayment during any month above $20,000 will require board approval. The loan is secured by all of the assets of ROO Media. Our management believes that this loan is on terms at least as favorable as could have been obtained from an unrelated third party.

         Pursuant to the terms of an Agreement and Plan of Merger, dated December 2, 2003, between Virilitec, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec, ROO Media, and Jacob Roth and Bella Roth, each an individual, ROO Media entered into an agreement to pay within 90 days after December 3, 2003, the effective date of the Merger, Virilitec's $62,500 debt to Jacob Roth, Virilitec's former Chief Executive Officer. The obligation to pay such debt is secured by the pledge of the 72,000,000 shares of the Virilitec Common Stock issued to Robert Petty, the Chief Executive Officer of ROO Media, after the merger. Our management believes that this agreement was on terms at least as favorable as could have been obtained from an unrelated third party. The final payment on this debt was made on May 10, 2004.

         On September 10, 2004, we entered into an agreement to purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc. Avenue Group is a founding shareholder of ROO Group, Inc. and currently owns over 20% of our outstanding common stock. Also, in connection with the purchase of Bickhams Media, we agreed to guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. Our management believes that the terms of this transaction were at least as favorable as could have been obtained from an unrelated third party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information regarding the beneficial ownership of our common stock as of January 6, 2005. The information in this table provides the ownership information for:


     o each person known by us to be the beneficial owner of more than 5% of our common stock;

     o    each of our directors;

     o    each of our executive officers; and

     o    our executive officers and directors as a group.

         Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial is c/o ROO Group, Inc., 62 White Street, Suite 3A, New York, NY 10013.


                                                                  Percentage of     Percentage of Common
                                           Common Stock            Common Stock          Stock After
Name and Address of Beneficial Owner   Beneficially Owned(1)    Before Offering (1)      Offering (2)
-------------------------------------- ----------------------- --------------------- --------------------
Robert Petty                             78,000,000 (3)                38.7%                19.8%

Robin Smyth                               5,000,000 (4)                 2.5%                 1.3%

Avenue Group, Inc.                           47,000,000                24.0%                12.1%
15303 Ventura Blvd.
9th Floor
Sherman Oaks, CA 91403

Midnight Bay Holdings Pty., Ltd.             25,000,000                12.8%                 6.5%
11 Torresdale Court
Toorak Victoria 3142
Australia

All Directors and Executive                  83,000,000                40.6%                20.9%
Officers as a Group (2 persons)
-------------------------------------- ----------------------- --------------------- --------------------

(1) Applicable percentage ownership is based on 195,583,425 shares of common stock outstanding as of January 6, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of January 6, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 6, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)      Based on 387,484,524 shares of common stock outstanding.

(3) Includes 6,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.1265 per share and expire on May 8, 2006.
(4) Includes 400,000 shares held indirectly through the Smyth Family Trust. Also includes 3,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.1265 per share and expire on May 8, 2004.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

DIVIDEND POLICY

         We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

CAPITAL STRUCTURE


         Our authorized capital consists of 500,000,000 shares of common stock, par value $.0001 per share. As of January 6, 2005, we had 195,583,425 shares of common stock outstanding. Stockholders: (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.


PREFERRED STOCK

         On November 4, 2004, the holders of a majority of our voting capital stock authorized an amendment to our Certificate of Incorporation to authorize the issuance of blank check preferred stock. Once an amendment to our Certificate of Incorporation authorizing the blank check preferred stock is filed with the State of Delaware, our Board of Directors may designate such stock with preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as they deem advisable without shareholder approval. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock cannot be stated until our Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by our shareholders. The designation and issuance preferred stock could also have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of preferred stock may be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The amendment to our existing Certificate of Incorporation is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of our company. Although we may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no binding agreements or commitments with respect to the issuance of any shares of preferred stock.

OPTIONS

         We currently have outstanding options to purchase 20,325,000 shares of our common stock exercisable at prices between $0.05 and $0.16.

WARRANTS AND CONVERTIBLE NOTES


         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and
(ii) warrants to purchase 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. The sale of callable secured convertible notes and warrants is to occur in three tranches and the investors are obligated to provide us with an aggregate of $3,000,000 as follows:

     o    $1,000,000 was disbursed on September 13, 2004;


     o $1,000,000 was disbursed on November 26, 2004, after filing a registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants; and


     o $1,000,000 will be disbursed within five days of the effectiveness of the registration statement.


         Each closing under the Securities Purchase Agreement is subject to the following conditions:

     o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

     o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self regulatory organization which prohibits consummation of the transactions contemplated by the Securities Purchase Agreement; and

     o No event shall have occurred which could reasonably be expected to have a material adverse effect on our business.

         We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning September 13, 2004 and ending on the later of (A) 270 days from September 13, 2004 and (B) 180 days from the date this registration statement is declared effective. In addition we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning September 13, 2004 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable monthly. Any amount of principal or interest on the callable secured convertible notes which is not paid when due will bear interest at the rate of 15% per annum from the due date thereof until such amount is paid. The callable secured convertible notes mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.20 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of January 6, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.061 and, therefore, the conversion price for the callable secured convertible notes was $0.0397. Based on this conversion price, the $3,000,000 callable secured convertible notes, excluding interest, were convertible into 75,566,751 shares of our common stock. As of January 11, 2005, none of the callable secured convertible notes have been converted.


         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

         The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.


         See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the callable secured convertible notes and warrants.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of Virilitec if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately-negotiated transactions;

     o short sales that are not violations of the laws and regulations of any state or the United States;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    through the writing of options on the shares;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                          SHARES BENEFICIALLY OWNED                            SHARES BENEFICIALLY OWNED
                                            PRIOR TO THE OFFERING                                AFTER THE OFFERING (2)
                                          --------------------------                           -------------------------
                                                                        NUMBER OF SHARES
                                                                      OFFERED PURSUANT TO
             NAME                            NUMBER      PERCENT (1)    THIS PROSPECTUS          NUMBER         PERCENT
------------------------------------       ---------     -----------  -------------------      ----------      ---------
AJW Offshore, Ltd. (3)                     9,583,000       4.9%             70,527,692             0               *
AJW Qualified Partners, LLC (3)            9,583,000       4.9%             83,870,769             0               *
AJW Partners, LLC (3)                      9,583,000       4.9%             30,498,462             0               *
New Millennium Capital Partners II,        9,583,000       4.9%              5,718,462             0               *
LLC (3)
Sichenzia Ross Friedman Ference LLP        1,285,714        *                1,285,714             0               *
(4)

* Less than 1%

(1) Applicable percentage ownership is based on 195,583,425 shares of common stock outstanding as of January 6, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of January 6, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 6, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the callable secured convertible notes and warrants will be issued.
(3) Represents shares underlying callable secured convertible notes and warrants, up to the maximum permitted ownership under the callable secured convertible notes and warrants of 4.9% of our outstanding common stock. The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the securities owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers.
(4) Represents shares issuable for legal services rendered. Gregory Sichenzia, Marc J. Ross, Richard A. Friedman and Michael H. Ference have voting and investment control over the securities owned by Sichenzia Ross Friedman Ference LLP.

TERMS OF SECURED CONVERTIBLE NOTES AND WARRANTS

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and
(ii) warrants to purchase 3,000,000 shares of our common stock.


         This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. The sale of callable secured convertible notes and warrants is to occur in three tranches and the investors are obligated to provide us with an aggregate of $3,000,000 as follows:


     o    $1,000,000 was disbursed on September 13, 2004;


     o $1,000,000 was disbursed on November 26, 2004, after filing a registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants; and


     o $1,000,000 will be disbursed within five days of the effectiveness of the registration statement.


         Each closing under the Securities Purchase Agreement is subject to the following conditions:

     o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

     o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self regulatory organization which prohibits consummation of the transactions contemplated by the Securities Purchase Agreement; and

     o No event shall have occurred which could reasonably be expected to have a material adverse effect on our business.

         We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning September 13, 2004 and ending on the later of (A) 270 days from September 13, 2004 and (B) 180 days from the date this registration statement is declared effective. In addition we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning September 13, 2004 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable monthly. Any amount of principal or interest on the callable secured convertible notes which is not paid when due will bear interest at the rate of 15% per annum from the due date thereof until such amount is paid. The callable secured convertible notes mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.20 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of January 6, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.061 and, therefore, the conversion price for the callable secured convertible notes was $0.0397. Based on this conversion price, the $3,000,000 callable secured convertible notes, excluding interest, were convertible into 75,566,751 shares of our common stock. As of January 11, 2005, none of the callable secured convertible notes have been converted.


         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.


         The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.


         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

SAMPLE CONVERSION CALCULATION


         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $3,000,000 of notes on January 6, 2005 and a conversion price of $0.0397 per share, the number of shares issuable upon conversion would be:

         $3,000,000/$0.0397 = 75,566,751 shares

         The following is an example of the number of shares of our common stock that are issuable upon conversion of the principal amount of our callable secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of January 6, 2005 of $0.063.

% Below        Price Per    With 35%       Number of Shares     % of
Market         Share        Discount       Issuable             Outstanding*
-------------- ------------ -------------- -------------------- ---------------
25%            $0.0473      $0.0308            97,402,597            49.8%
50%            $0.0315      $0.0205           146,341,463            74.8%
75%            $0.0158      $0.0103           291,262,136           148.9%

* Based on 195,583,425 shares outstanding.

              CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         On January 30, 2004, Mark Cohen C.P.A., was dismissed as approved by our Board of Directors. Mark Cohen's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended July 31, 2003 and 2002, the reports by Mark Cohen on our financial statements contained a going concern opinion. During our two most recent fiscal years and subsequent period up to January 30, 2004, there were no disagreements with Mark Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mark Cohen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On January 30, 2004, subsequent to approval of our Board of Directors, we engaged Moore Stephens, P.C. to serve as our independent auditors. During our two most recent fiscal years, and during any subsequent period through January 30, 2004, we did not consult with Moore Stephens on any accounting or auditing issues.

                                  LEGAL MATTERS


         The validity of the common stock offered hereby will be passed upon for ROO Group, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP owns 1,285,714 shares of our common stock. All of the shares owned by Sichenzia Ross Friedman Ference LLP are included in this registration statement.


                                     EXPERTS

         Moore Stephens, P.C., independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and 2002 and for each of the two years then ended and for the period from March 30, 2001 (inception) to December 31, 2003 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ROO Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                        ROO GROUP, INC. AND SUBSIDIARIES


                                                                          PAGE
PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)
Consolidated Balance Sheet                                                F-2
Consolidated Statements of Operations and Comprehensive
         Income (Loss)                                                    F-3
Consolidated Statements of Stockholders' Equity (Deficit)                 F-5
Consolidated Statements of Cash Flows                                     F-7
Notes to Consolidated Financial Statements                                F-8

FISCAL YEARS ENDED DECEMBER 31, 2003, 2002 AND THE
PERIOD FROM MARCH 30, 2001 (INCEPTION) TO DECEMBER 31, 2003
Report of Independent Registered Public Accounting Firm                   F-15
Consolidated Balance Sheet                                                F-16
Consolidated Statements of Operations and Comprehensive
         Income (Loss)                                                    F-17
Consolidated Statements of Stockholders' Equity (Deficit)                 F-18
Consolidated Statements of Cash Flows                                     F-19
Notes to Consolidated Financial Statements                                F-20

                         ROO GROUP, INC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
               CONSOLIDATED BALANCE SHEET AS AT SEPTEMBER 30, 2004
                                   (UNAUDITED)

ASSETS
Current Assets
            Cash and cash equivalents                                   274,880
            Accounts receivable                                         687,043
            Other Debtors and Prepayments                               218,287
                                                                     ----------
                   Total current assets                               1,180,210

Shares - Listed                                                          16,190
Investment Bickhams                                                     530,000
Fixed Assets - net                                                      311,872
Content - net                                                           182,631
Deferred Tax Assets                                                      17,196
Goodwill on Consolidation                                             1,990,413
Intangible Asset - Client List - net                                    582,341
                                                                     ----------
                   Total assets                                       4,810,853
                                                                     ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
            Bank Overdraft                                               74,608
            Accounts payable                                            465,919
            Capital Leases                                               31,067
            Accrued Expenses                                            214,994
            Stockholder loans payable                                   500,000
            Related Party Loans                                          83,976
            Income Tax Payable                                           46,997
            Provision Employee Benefits                                  49,621
            Other current liabilities                                   412,179
                                                                     ----------
                   Total current liabilities                          1,879,361
                                                                     ----------
Non Current Liabilities
            Convertible Note - net                                      905,962
            Capital Leases                                               87,696
                                                                     ----------
                   Total non-current liabilities                        993,658
                                                                     ----------

Minority Interest                                                         7,754
                                                                     ----------

Stockholder's Equity

            Common Stock, $.0001 par value: authorized
            500,000,000 shares; issued and outstanding 188,297,711       18,830
            Paid-in capital                                           5,842,185
            (Deficit) accumulated during development stage           (3,903,212)
            Accumulated other comprehensive (loss)
                   Foreign currency translation adjustment              (18,575)
                   Fair market value adjustment for available for
                   sale securities                                       (9,148)
                                                                     ----------
                   Total stockholder's equity                         1,930,080
                                                                     ----------

                                                                     ----------
                   Total liabilities and stockholder's equity         4,810,853
                                                                     ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                   (UNAUDITED)

                                        Three months        Three months        Nine months
                                           ended               ended              ended
                                     September 30, 2004  September 30, 2003  September 30, 2004
                                     ------------------  ------------------  ------------------
Income                                        968,691              6,809          2,118,165
                                         ------------       ------------       ------------
Expenses:

Operations                                    583,729                             1,373,483
Reaserach and Development                      86,234             55,490            232,235
Sales and Marketing                           266,288             39,095            434,349
General and Administration                    762,975            159,334          1,354,135
                                         ------------       ------------       ------------

Total Expenses                              1,699,226            253,919          3,394,202
                                         ------------       ------------       ------------

(Loss) from Operations                       (730,535)          (247,110)        (1,276,037)

Non cash cost of capital                      (78,483)                             (512,230)
Cost of Capital                                                                     (72,530)
Interest Income                                    76                 18                850
Interest Expense - Related Party              (12,853)           (14,709)           (38,378)
Interest Expense - Other                     (598,034)            (1,015)          (627,532)
Agreement termination costs                  (210,000)                             (210,000)
                                         ------------       ------------       ------------

Net (Loss) before Income Taxes             (1,629,829)          (262,816)        (2,735,857)
                                         ------------       ------------       ------------
Income Taxes                                    7,518                                10,612

Net (Loss) before minority Interest        (1,637,347)          (262,816)        (2,746,469)

Minority Interest                               2,724                                 4,101
                                         ------------       ------------       ------------
Net (Loss)                                 (1,640,071)          (262,816)        (2,750,570)
                                         ============       ============       ============

Net (loss) per common Share                     (0.01)                --              (0.02)
                                         ============       ============       ============

Basic and Diluted                               (0.01)                --              (0.02)
                                         ============       ============       ============

Average common shares outstanding         181,464,600        148,000,000        170,906,385
                                         ============       ============       ============

Comprehensive Income:
    Net (Loss)                             (1,640,071)          (262,816)        (2,750,570)
Foreign Currency Translation                    5,533             (1,670)            (5,637)
Fair Market Value Adjustment for
available for sale securities                  (9,148)                               (9,148)
                                         ------------       ------------       ------------

Comprehensive Income (Loss)                (1,643,686)          (264,486)        (2,765,355)
                                         ============       ============       ============

                                                                 Cumulative
                                                                 period from
                                           Nine months          March 30,2001
                                              ended          (date of inception)
                                        September 30, 2003  to September 30,2004
                                       -------------------  --------------------
Income                                         134,649            2,267,944
                                           -----------          -----------

Expenses:

Operations                                                        1,373,483
Reaserach and Development                      157,392              599,960
Sales and Marketing                             99,462              701,946
General and Administration                     198,755            1,917,192

                                           -----------          -----------
Total Expenses                                 455,609            4,592,581
                                           -----------          -----------

(Loss) from Operations                        (320,960)          (2,324,637)

Non cash cost of capital                                           (512,230)
Cost of Capital                                                     (72,530)
Interest Income                                     18                  879
Interest Expense - Related Party               (45,718)            (142,449)
Interest Expense - Other                        (1,015)            (627,532)
Agreement termination costs                                        (210,000)
                                           -----------          -----------
Net (Loss) before Income Taxes                (367,675)          (3,888,499)

Income Taxes                                                         10,612

Net (Loss) before minority Interest           (367,675)          (3,899,111)

Minority Interest                                                     4,101

                                           -----------          -----------
Net (Loss)                                    (367,675)          (3,903,212)
                                           ===========          ===========

Net (loss) per common Share                         --                (0.03)
                                           ===========          ===========

Basic and Diluted                                   --                (0.03)
                                           ===========          ===========

Average common shares outstanding          148,000,000          153,122,464
                                           ===========          ===========

Comprehensive Income:
    Net (Loss)                                (367,675)          (3,903,212)
Foreign Currency Translation                    (3,846)             (18,575)
Fair Market Value Adjustment for
available for sale securities                                        (9,148)
                                           -----------          -----------
Comprehensive Income (Loss)                   (371,521)          (3,930,935)
                                           ===========          ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                         ROO GROUP, INC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                  (UNAUDIITED)

                                                                        (Deficit)    Accumulated
                                                                          Other         During          Other          Total
                                                                       Additional    Accumulated    Comprehensive  Stockholders'
                                                Common Stock            Paid-in      Development       Income         Equity
                                           Stock        Par Value       Capital          Stage         (Loss)       (Deficit)
                                        -----------    -----------    -----------    -----------    -----------    -----------
Recapitalization as a result of         148,000,000         14,800        394,308    $        --    $        --        409,108
merger (1)

Net loss for period from
March 30, 2001 (date of inception)
to December 31, 2001                             --             --             --       (184,209)            --       (184,209)
                                        -----------    -----------    -----------    -----------    -----------    -----------
Balance - December 31, 2001             148,000,000         14,800        394,308       (184,209)            --        224,899

Net Loss for year ended
December 31, 2002                                --             --             --       (389,620)            --       (389,620)
Foreign currency translation
adjustment                                       --             --             --             --           (982)          (982)
                                        -----------    -----------    -----------    -----------    -----------    -----------
Balance - December 2002                 148,000,000         14,800        394,308       (573,829)          (982)      (165,703)

Equity of shell in merger
transaction                               9,669,130            967           (967)            --             --             --

Net (Loss) for the year
ended December 31, 2003                          --             --             --       (578,813)            --       (578,813)
Foreign currency translation
adjustment                                       --             --             --             --        (11,956)       (11,956)
                                        -----------    -----------    -----------    -----------    -----------    -----------
Balance December 31, 2003               157,669,130         15,767        393,341     (1,152,642)       (12,938)      (756,472)

Stock issued to Gersten, Savage
Kaplowitz, Wolf & Marcus, LLP
February 18, 2004                           148,200             15         14,805             --             --         14,820

Grant stock options for services                 --             --        347,232             --             --        347,232

Stock issued in private placement
March 3, 2004                               954,547             95        141,420             --             --        141,515

Net (Loss) for quarter ended
March 31,2004                                                                           (647,405)                     (647,405)
Foreign currency translation
adjustment                                                                                                 (107)          (107)
                                        -----------    -----------    -----------    -----------    -----------    -----------
Balance March 31, 2004                  158,771,877         15,877        896,798     (1,800,047)       (13,045)      (900,417)

Stock issued for Maketing Services
April 19,2004                             5,000,000            500        449,500                                      450,000

Shares issued for purchase of
80% of Reality Group Pty Ltd              8,360,000            836      2,507,164                                    2,508,000
April 30, 2004

Stock issued in private placements        4,720,833            472        414,528                                      415,000
April, 2004 including 325,000 shares
issued as non cash placement fee

Stock issued in private placements
in May, 2004, including 75,000 shares       974,996             97        134,903                                      135,000
issued as a non cash placement fee

Stock issued to Gersten, Savage
Kaplowitz, Wolf & Marcus LLP
May 26, 2004                                 37,765              4          7,549                                        7,553

Stock issued for purchase of
Undercover Media Pty Ltd
Business June 1, 2004                     1,000,000            100        149,900                                      150,000

Stock issued in private placements
June, 2004                                  986,333             99        130,201                                      130,300

Deferred marketing expenses                                              (311,278)                                    (311,278)

Net (Loss) for quarter ended
June 30, 2004                                                                           (463,094)                     (463,094)
Foreign currency translation
adjustment                                                                                              (11,063)       (11,063)
                                        -----------    -----------    -----------    -----------    -----------    -----------
                                        179,851,804         17,985      4,379,265     (2,263,141)       (24,108)     2,110,001

Stock issued in private placements
August 2, 2004                              675,000             68         49,932                                       50,000
Grant of options for stock issue                                           78,483                                       78,483

Stock issued for purchase of stock
 in A Cohen & Co August 25, 2004            440,350             44         25,296                                       25,340

Grant Stock for services                    330,557             33         33,022                                       33,055
August 25, 2004

Issue convertible note - beneficial
conversion feature                                                        585,040                                      585,040
Computed discount on the convertible
debt                                                                       46,578                                       46,578

Stock issued to terminate agreement       3,000,000            300        209,700                                      210,000
September 15, 2004
Stock issued re: puchase of Bickhams
Media, Inc. September 15, 2004            4,000,000            400        279,600                                      280,000

Deferred Marketing Services                                               155,269                                      155,269

Net (Loss) for quarter ended
September 30,2004                                                                     (1,640,071)                   (1,640,071)
Foreign currency translation
adjustment                                                                                                5,533          5,533
Fair market value adjustment for
available for sale securities                                                                            (9,148)        (9,148)
                                        -----------    -----------    -----------    -----------    -----------    -----------
                                        188,297,711         18,830      5,842,185     (3,903,212)       (27,723)     1,930,080


  The accompanying notes are an integral part of these consolidated financial statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                               Cumulative period
                                                       Nine months           Nine months      May 2001 (date of
                                                          ended                 ended            inception) to
                                                   September 30, 2004    September 30, 2003   September 30, 2004
                                                   ------------------    ------------------   ------------------
Operating activities:

Net Income/(Loss)                                          (2,750,570)             (367,675)          (3,903,212)
                                                   ------------------    ------------------   ------------------

Adjustments to reconcile net (loss) to net
cash provided (used) by operating activities:
Depreciation                                                   42,935                 3,130               50,514
Amortization of Client Lists                                   67,713                                     67,713
Amortization of content                                         6,710                                      6,710
Non cash cost of capital                                      512,230                                    512,230
Non cash agreement termination costs                          210,000                                    210,000
Non cash legal expenses                                         7,553                                      7,553
Non cash stock for services                                    33,055                                     33,055
Non cash marketing expenses                                   293,991                                    293,991
Non cash Interest on convertible note                         587,558                                    587,558
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable                                           105,409                (1,972)             100,433
Other assets                                                 (106,339)              (23,500)            (106,339)

Increase (decrease) in:
Accounts payable                                             (304,329)              128,205             (130,171)
Accured Expenses                                               89,186                                     89,186
Income Tax payable                                            (18,378)                                   (18,378)
Accrued Employee Benefits                                       4,919                                      4,919
Other liabilities                                             366,542                18,299              419,715
                                                   ------------------    ------------------   ------------------
Total adjustments                                           1,898,755               124,162            2,128,689
                                                   ------------------    ------------------   ------------------

                                                   ------------------    ------------------   ------------------
Net cash (used)by operating activities                       (851,815)             (243,513)          (1,774,523)
                                                   ------------------    ------------------   ------------------
Investing activities:
Investment Bickhams/Videodome                                (250,000)                                  (250,000)
Capitalisation of Content                                     (43,217)                                   (43,217)
Purchase of equipment                                         (48,648)               (6,830)             (72,403)
Proceeds from sale of equipment                                30,955                                     30,955
Deferred payment Reality shareholders                        (144,456)                                  (144,456)
Net cash received in acquisition                               30,374                                     30,374
                                                   ------------------    ------------------   ------------------
Net cash (used) by investing activities                      (424,992)               (6,830)            (448,747)
                                                   ------------------    ------------------   ------------------
Financing activities:
Capital contribution                                          800,120               132,644            1,209,228
Bank Overdraft                                                 33,113                                     33,113
(decrease) in related party loans                            (125,778)                                  (125,778)
Increase in stockholder loan                                   87,983               330,007            1,183,947
(decrease) in stockholder loan                               (102,087)             (209,316)            (683,889)
Convertible Note                                              950,021                                    950,021
Note payable                                                  (62,500)
(decrease) in capital leases                                  (45,496)                                   (45,496)
                                                   ------------------    ------------------   ------------------
Net cash provided by financing activities                   1,535,376               253,335            2,521,146
                                                   ------------------    ------------------   ------------------

Effect of exchange rate changes on cash                       (10,060)               (1,838)             (22,996)
                                                   ------------------    ------------------   ------------------

Net increase in cash                                          248,509                 1,154              274,880
Cash at beginning of periods                                   26,371                11,427                    0
Cash at end of periods                                        274,880                12,581              274,880

For the nine months ended September 30, 2004 and 2003, the Company paid $24,925 for taxes and $78,352 for interest and $0 for taxes and $46,733 for interest, respectively.

  The accompanying notes are an integral part of these consolidated financial statements

NOTES TO CONSODLIATED FINANCIAL STATEMENTS [UNAUDITED]

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of ROO Group, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all information and footnotes required by general accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the interim financial statements not misleading have been included. Results for the three and nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto of the Company and management's discussion and analysis of financial condition and results of operations included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of ROO Group, Inc., its wholly owned subsidiary ROO Media Corporation and its 80% subsidiary Reality Group Pty. Ltd. ("Reality"). Included in the consolidation with ROO Media are ROO Media's wholly owned subsidiary ROO Media (Australia) Pty Ltd. and ROO Media (Australia) Pty Ltd.'s wholly owned subsidiary Undercover Media Pty Ltd. ("Undercover"), its 76%-owned subsidiary ROO Media Europe Pty Ltd, and its 94%-owned subsidiaries ROO Broadcasting Limited and ROOTV Pty Ltd.

(B) Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

(C) Foreign Currency Translation

Assets and liabilities of ROO Group's foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a component of accumulated comprehensive income
(loss) in stockholders' equity.

(D) Revenue Recognition

Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that ROO Group's revenue recognition practices are in conformity with the guidelines of SAB 101.

(E) Earnings (loss) Per Share Calculation:

Net loss per share is based on the weighted average number of shares outstanding reflecting the shares issued in the merger as outstanding for all periods presented.

Earnings (loss) per common share are calculated under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires ROO Group to report both basic earnings (loss) per share, which is based on the weighted average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

(F) Stock Options and Similar Equity Instruments

The Company has adopted the disclosure requirements of (SFAS) No. 123, "Accounting for Stock-Based Compensation," for stock options and similar equity instruments (collectively "Options") issued to employees and directors, however, the Company will continue to apply the intrinsic value based method of accounting for options issued to employees prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" rather than the fair value based method of accounting prescribed by SFAS No. 123. SFAS No.123 also applies to transactions in which an entity issues its equity instruments to acquire goods and services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

The Black-Scholes option valuation model was developed for use in estimating the fair value of options. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

(G) Non Cash Cost of Capital

During the nine month periods ended September 30, 2004 and 2003, non cash cost of capital included options issued for capital raising services and options attached to stock issued for cash which were valued using the Black-Scholes method totaling $512,230 and $-0-, respectively. For the three months ended September 30, 2004 and 2003, non cash cost of capital included options issued for capital raising services and options attached to stock issued for cash which were valued using the Black-Scholes method totaling $78,483 and $-0-, respectively

NOTE 3 - LEASES

The Company is a party to a number of noncancelable lease agreements primarily involving office premises and computer equipment. Computer equipment leases are generally for 3-year periods and the lease of office premises is for a 4-year period ending April 2006. The office premises lease has a renewal option for an additional 3-year term.

The following is a schedule of future minimum payments under capital leases and operating leases and obligations under capital leases (present value of future minimum rentals) as of September 30, 2004.

Periods January to December                  Capital           Operating            Total
unless stated otherwise
-------------------------------------------------------------------------------------------
October to December 2004                      $   7,742        $    42,868      $  50,610
2005                                             43,518            172,115        215,633
2006                                             21,405             65,314         86,719
2007                                             29,611             24,859         54,470
2008                                             29,878             47,909         77,787
2009                                                 --                 --             --
2010 and thereafter                                  --                 --             --
                                         --------------------------------------------------
Total minimum lease payments                    132,154        $   353,065      $ 485,219
                                                             ==============================
Less amount representing interest                13,391
                                         --------------------
Total obligations under capital leases         $118,763
                                         ====================

Rent expense amounted to $34,086 and $1,975 for the three months ended September 30, 2004 and 2003, respectively, and $63,357 and $5,810 for the nine months ended September 30, 2004 and 2003, respectively.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2004 consists of the following:

                                 Plant and                  Motor
                                 Equipment                 Vehicles
                    Plant and     Capital        Motor      Capital      Computer      Other
                    Equipment      Lease       Vehicles      Lease       Software    Equipment       Total
                    -----------------------------------------------------------------------------------------
Cost                $ 125,191    $   8,336    $   3,672    $ 107,852    $  29,799    $  87,351    $ 362,201
Accumulated
Depreciation          (11,751)        (773)        (350)     (10,328)      (6,170)     (20,957)     (50,329)
                    -----------------------------------------------------------------------------------------
Net                 $ 113,440    $   7,563    $   3,322    $  97,524    $  23,629    $  66,394    $ 311,872
                    =========================================================================================
Estimated useful
life                 15 years      3 years      5 years      4 years      3 years     4 years

Depreciation expense (including amortization of capital lease assets but excluding amortization of content and identifiable intangibles) amounts to $22,247 and $1,228 for the three months ended September 30, 2004 and 2003, respectively, and $42,935 and $3,130 for the nine months ended September 30, 2004 and 2003, respectively.

NOTE 6 - INCOME TAXES

The provision for income taxes consisted of the following:

                                         Three months      Nine months      Three months        Nine months
                                             ended            ended             ended             ended
                                         September 30,     September 30      September 30       September 30
                                             2004              2004              2003              2003
                                      -----------------------------------------------------------------------
Current
    Federal tax expense                          $7,380         $12,969         $ --              $ --
Non-current
    Federal tax expense (benefit)                   138          (2,357)          --                --
                                      -----------------------------------------------------------------------
                                                 $7,518         $10,612         $ --              $ --
                                      =======================================================================

The reconciliation of reported income tax expense to the amount of income tax expense that would result from applying domestic federal tax rates to pretax income is as follows:

Statutory federal income tax                     $6,341         $ 7,244         $ --              $ --
Other (non allowable deductions)                  1,177           3,368           --                --
                                      ------------------ --------------- ------------------- ----------------
                                                 $7,518         $10,612         $ --              $ --
                                      ================== =============== =================== ================

At September 30, 2004 components of deferred tax assets and liabilities were as follows:

Deferred tax assets:
Accruals                           $ 14,886
Depreciation                          7,287
Other liabilities                    (4,977)
                                   --------
                                   $ 17,196
                                   ========

NOTE 7 - GOODWILL AND INTANGIBLE ASSETS

Goodwill of $1,990,413 represents the excess of acquisition costs over the fair value of identifiable net assets of Reality at the date of acquisition. The Company's policy is to regularly review goodwill to determine if it has been permanently impaired by adverse conditions which might affect Reality. At September 30, 2004, the Company had no reason to believe that there was an impairment to this goodwill.

At September 30, 2004 identifiable intangible assets include the following:

     Customer Lists                                $ 650,054
     Less Accumulated Amortization                   (67,713)
                                                   ---------
                                                   $ 582,341
                                                   =========

Amortization expense for customer lists amounted to $40,628 and $0 for the three months ended September 30, 2004 and 2003, respectively, and $67,713 and $0 for the nine months ended September 30, 2004 and 2003, respectively.

The customer lists are being amortized over a 4-year period on a straight line basis. The Company estimates that the aggregate annual amortization expense for each of the next 4 years will be $162,510.

NOTE 8 - CONTENT

Content is made up of digital videos, audio and photographs and is capitalized at the estimated cost of production. Content is amortized over a 2 year period to a residual value. Management assesses content for impairment periodically, and does not believe the capitalized content costs to be impaired at September 30, 2004.

                                    At September 30, 2004

     Content at cost                      $189,341
     Less Accumulated Amortization         ( 6,710)
                                          ---------
                                          $182,631
                                          ========

Amortization expense for content amounted to $6,710 and $0 for the three months ended September 30, 2004 and 2003, respectively, and $6,710 and $0 for the nine months ended September 30, 2004 and 2003, respectively.

NOTE 9 - SHAREHOLDER LOAN PAYABLE

The Company has periodically received cash advances from its Chief Executive Officer. These amounts are recorded as a loan payable by the Company. The interest on the loan is 10% per annum and the outstanding balance as of September 30, 2004 was $500,000. Interest expense for this loan amounts to $12,853 and $14,709 for the three months ended September 30, 2004 and 2003, respectively, and $38,378 and $45,718 for the nine months ended September 30, 2004 and 2003, respectively.

NOTE 10 - STOCK ISSUANCES

On August 2, 2004, the Company issued 675,000 shares of common stock and 675,000 options with a 2 year life and an exercise price of 10 cents for a consideration of $50,000 in a private placement. The Black-Scholes option valuation model was used to value the options issued and this resulted in a cost of $78,483. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act. The Company determined that the fair value, based on market conditions, was cash received for the common stock.

On August 25, 2004, the Company authorized the issuance of 330,557 shares of common stock to two entities, Bishopcourt Investments Pty Ltd for 165,300 shares and Corporate Communications Group, Inc. 165,257 shares, for investor relations services provided to the Company. These shares were recorded at a price of 10 cents per share, the quoted price of the company stock at that time. This issuance was exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

On August 25, 2004, the Company authorized the issuance of 440,350 shares as consideration for the acquisition of 200,000 shares in A. Cohen & Co Plc a company listed on the London Stock Exchange. A negotiated price was paid for the shares in A. Cohen & Co Plc at 6.95p which converted to 440,350 shares at 5.75 cents per ROO Group share. This issuance was exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

On September 10, 2004, the Company entered into an agreement whereby 4,000,000 shares of ROO common stock were issued in partial consideration for all the outstanding shares in Bickhams Media, Inc. In consideration for the purchase, the Company agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 4,000,000 shares of our common stock; and (3) guaranty the obligations of VideoDome.com Networks, Inc. ("VideoDome") under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. This agreement was completed on November 4, 2004. As at September 30, 2004 $250,000 had been paid in relation to this agreement. An additional 3,000,000 shares of ROO common stock were issued in consideration for the termination of the Registration Rights Agreement dated as of November 28, 2003.

NOTE 11 - ACQUISITIONS

Prior to the three-month period ending September 30, 2004, the Company acquired Reality and Undercover. The operations of Reality during the period from May 1, 2004 to September 30, 2004 have been included in the consolidated statements. The operations of the business of Undercover for the period from June 1, 2004 to September 30, 2004 have also been included in the consolidated statements.

Selected unaudited pro forma combined results of operations for the nine months ended September 30, 2004, assuming the Reality and Undercover acquisitions occurred on January 1, 2004 using actual unaudited figures from each entity prior to acquisition, are presented as follows:

                                                           Nine months ended
                                                           September 30, 2004
                                                           ------------------
Total revenues                                                  $3,573,631
Net (loss)                                                     ($2,778,929)
Net (loss) per common and common equivalent share                   ($0.02)

NOTE 12 - CALLABLE SECURED CONVERTIBLE NOTES

On September 10, 2004, the Company entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) warrants to purchase 3,000,000 shares of our common stock.

The investors are obligated to provide the Company with the funds as follows:

     o    $1,000,000 was disbursed on September 13, 2004;

     o $1,000,000 will be disbursed within five days of filing a registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants; and

     o $1,000,000 will be disbursed within five days of the effectiveness of the registration statement.

The callable secured convertible notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.20; or

     o 65% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

Upon placement of the first $1,000,000 callable secured convertible notes and the issuance of the first 1,000,000 detachable warrants the Company recorded this event under the guidance of the Emerging Issues Task Force (EITF) Issue number 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments".

The Company computed the value of the beneficial feature as $585,040 and this was charged to interest expense during the three months to September 30, 2004.

The Company also recorded a discount of $46,576 for the detachable warrants issued in conjunction with the callable secured convertible notes. The callable secured convertible notes is shown net of the unamortized discount on the balance sheet. The discount is being amortized on a straight line basis over the life of the callable secured convertible notes. Amortization expense for the discount amounted to $1,149 and $0 for the three months ended September 30, 2004 and 2003, respectively, and $1,149 and $0 for the nine months ended September 30, 2004 and 2003, respectively.

NOTE 13 - SUBSEQUENT EVENTS

On November 1, 2004, the Company entered into an agreement with Daniel and Vardit Aharonoff to purchase 50% of the outstanding common stock of VideoDome. Prior to November 1, 2004, Bickhams Media already owned the other 50% of the outstanding common stock of VideoDome. As a result of this transaction, Bickhams Media will own 100% of the outstanding common stock of VideoDome (Note 8). Under the agreement, the Company agreed to: (1) issue 5,000,000 shares of our common stock to Daniel Aharonoff on the closing date; (2) issue an additional 3,000,000 shares of our common stock to Daniel Aharonoff upon meeting jointly agreed milestones; and (3) pay up to $220,000 in cash to Daniel Aharonoff upon meeting jointly agreed milestones. As a result of this transaction, the Company owns 100% of VideoDome.

On November 4, 2004, the holders of a majority of the Company's voting capital stock authorized an amendment to the Company's Certificate of Incorporation to authorize the issuance of 20,000,000 shares of preferred stock with a par value of $.0001.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Virilitec Industries, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Virilitec Industries, Inc. and Subsidiaries (a development stage company) as of December 31, 2003, and the related consolidated statements of operations, and comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the two years then ended and for the period from March 30, 2001 (inception), to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) . Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virilitec Industries, Inc. and Subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the two years then ended and from March 30, 2001 (inception), to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has experienced severe liquidity problems. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                   /s/ Moore Stephens, P.C
                                                   --------------------------
New York, New York                                 Moore Stephens, P.C.
February 6, 2004                                   Certified Public Accountants

                   VIRILITEC INDUSTRIES, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2003

Assets

Current Assets
                  Cash and cash equivalents                                        $    26,371
                  Accounts receivable                                                    4,976
                                                                                   -----------

                                 Total current assets                                   31,347

Equipment net of accumulated depreciation of $7,579                                     16,176
                                                                                   -----------
                                 Total assets                                           47,523
                                                                                   ===========

                 Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
                  Accounts payable                                                     174,158
                  Notes payable - other                                                 62,500
                  Stockholder loans payable                                            514,164
                  Other current liabilities                                             53,173
                                                                                   -----------
                                 Total current liabilities                             803,995
                                                                                   -----------

Commitments and Contingent Liabilities                                                      --

Stockholders' Equity (Deficit)
                  Common stock, $.0001 par value; authorized 500,000,000 shares;
                    issued and outstanding 157,669,130                                  15,767
                  Paid-in capital                                                      393,341
                  (Deficit) accumulated during development stage                    (1,152,642)
                  Accumulated other comprehensive (loss)                               (12,938)
                                                                                   -----------
                                 Total stockholders' equity (deficit)                 (756,472)
                                                                                   -----------
                                 Total liabilities and stockholders' equity
                                   (deficit)                                       $    47,523
                                                                                   ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                   VIRILITEC INDUSTRIES INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                                                                  Cumulative
                                                                                  Period from
                                         Year ended                             March 30 2001,
                                      December 31,2003       Year ended       (date of inception)
                                                         December 31, 2002   to December 31, 2003
                                      ----------------   -----------------   --------------------
Revenue                                $     145,252      $       4,527          $     149,779
                                       -------------      -------------          -------------
Expenses:
Research and Development                     142,845            138,380                367,725
Sales and Marketing                          199,877             48,716                267,597
General and Administration                   318,950            169,873                563,057
                                       -------------      -------------          -------------
Total Expenses                               661,672            356,969              1,198,379
                                       =============      =============          =============

(Loss) from Operations                      (516,420)          (352,442)            (1,048,600)

Interest Income                                   29                 --                     29
Interest Expense - Related Party             (62,422)           (37,178)              (104,071)
                                       -------------      -------------          -------------
Net (Loss)                             $    (578,813)     $    (389,620)         $  (1,152,642)
                                       =============      =============          =============

 Net (Loss) per  common share          $    (578,813)     $    (389,620)         $  (1,152,642)
                                       =============      =============          =============
 Basic and Diluted                     $          --      $          --          $        (.01)
                                       =============      =============          =============
 Average common shares outstanding     $ 157,669,130      $ 156,169,130          $ 157,669,130
                                       =============      =============          =============

Comprehensive Income:
  Net (Loss)                           $    (578,813)     $    (389,620)         $  (1,152,642)
  Foreign Currency Translation               (11,956)              (982)               (12,938)
                                       -------------      -------------          -------------
Comprehensive Income (Loss)            $    (590,769)     $    (390,602)         $  (1,165,580)
                                       =============      =============          =============


  The accompanying notes are an integral part of these consolidated financial statements.

                   VIRILITEC INDUSTRIES, INC AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                     (Deficit)     Accumulated
                                                                        Other          During         Other            Total
                                                                     Additional     Accumulated   Comprehensive    Stockholders'
                                         Common         Stock         Paid-in       Development      Income           Equity
                                         Stock        Par Value       Capital          Stage          (loss)        (Deficit)
                                      -----------    -----------    -----------     -----------     -----------     -----------
Recapitalization as a result of
merger [1]                            148,000,000    $    14,800    $   394,308     $        --     $        --     $   409,108
Net loss for the period from March
30, 2001 (date of inception) to
December 31, 2001                              --             --             --        (184,209)             --        (184,209)
                                      -----------    -----------    -----------     -----------     -----------     -----------
Balance - December 31, 2001           148,000,000         14,800        394,308        (184,209)             --         224,899
Net Loss for the year ended
December 31, 2002                              --             --             --        (389,620)             --        (389,620)
Foreign currency translation
adjustment                                     --             --             --              --            (982)           (982)
                                      -----------    -----------    -----------     -----------     -----------     -----------
Balance December 31, 2002             148,000,000         14,800        394,308        (573,829)           (982)       (165,703)
Equity of  shell
In merger transaction                   9,669,130            967           (967)             --              --              --

Net (Loss) for the year
ended December 31, 2003                        --             --             --        (578,813)             --        (578,813)
Foreign Currency  translation
adjustment                                     --             --             --              --         (11,956)        (11,956)
                                      -----------    -----------    -----------     -----------     -----------     -----------
Balance December 31, 2003             157,669,130    $    15,767    $   393,341     $(1,152,642)    $   (12,938)    $  (756,472)
                                      ===========    ===========    ===========     ===========     ===========     ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                   VIRILITEC INDUSTRIES, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      Cumulative period
                                                                                        March 30, 2001
                                                        Year ended       Year ended        (date of
                                                        December 31,    December 31,     inception) to
Operating activities:                                      2003             2002       December 31, 2003

Net (Loss)                                             $  (578,813)     $  (389,620)     $(1,152,642)
                                                       -----------      -----------      -----------
Adjustments to reconcile net (loss) to net
cash provided (used) by operating
activities:
Depreciation                                                 4,863            2,716            7,579

Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable                                         (4,976)              --           (4,976)
Other assets

Increase (decrease) in:
Accounts payable                                           161,356           12,802          174,158


Other liabilities                                           51,862            1,338           53,173
                                                       -----------      -----------      -----------
Total adjustments                                          213,105           16,856          229,934
                                                       -----------      -----------      -----------

                                                       -----------      -----------      -----------
Net cash (used) by operating activities                   (365,708)        (372,764)        (922,708)
                                                       -----------      -----------      -----------


Investing activities:
Purchase of equipment                                      (12,814)          (7,891)         (23,755)
                                                       -----------      -----------      -----------
Net cash (used) by investing activities                    (12,814)          (7,891)         (23,755)
                                                       -----------      -----------      -----------

Financing activities:
Capital contribution                                       409,108               --          409,108
Increase in stockholder loan                               405,896          479,679        1,095,966
(decrease) in stockholder loan                            (472,082)         (86,633)        (581,802)
Note payable                                                62,500               --           62,500
                                                       -----------      -----------      -----------
Net each provided by financing activities                  405,422          393,046          985,772
                                                       -----------      -----------      -----------
Effect of exchange rate changes on cash                    (11,956)            (982)         (12,938)
                                                       -----------      -----------      -----------

Net increase in cash                                        14,944           11,409           26,371

Cash end of periods                                    $    26,371      $    11,427      $    26,371
                                                       ===========      ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the periods for:
  Interest                                             $        --      $        --      $        --
  Income taxes                                         $        --      $        --      $        --


  The accompanying notes are an integral part of these consolidated financial statements.

                           VIRILITEC INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION AND NATURE OF BUSINESS

Virilitec Industries, Inc., a Delaware corporation ("Virilitec"), was organized on August 11, 1998. We were formed to license and distribute a line of bioengineered virility nutritional supplements designed to enhance human male sperm count and potency. We were not successful in implementing our business plan, and after looking at other possible products to expand our product line, our management determined that it was in the best interests of our shareholders to seek to acquire an operating company. As a result, we terminated all of our existing contracts and was inactive until the merger with ROO Media Corporation, a Delaware corporation ("ROO Media").

On December 2, 2003, Virilitec, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec ("Merger Sub"), ROO Media, and Jacob Roth and Bella Roth, each an individual (collectively, the "Virilitec Principal Stockholders"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub was merged with and into ROO Media (the "Merger"). As a result of the Merger, Virilitec, through Merger Sub, acquired 100% of the capital stock of ROO Media, all issued and outstanding shares of capital stock of ROO Media held by the stockholders of ROO Media were cancelled and converted into the right to receive an aggregate of 148,000,000 shares of common stock of Virilitec ("Virilitec Common Stock"), the separate corporate existence of Merger Sub ceased, and ROO Media continued as the surviving corporation in the Merger as a wholly-owned subsidiary of Virilitec.

For accounting purposes the Merger is being recorded as a recapitalization of ROO with ROO as the acquirer. The transaction is being treated as an issuance of shares for cash by ROO. Shares issued in the Merger are shown as outstanding for all periods presented in these financial statements in the same manner as for a stock split. Pro forma information on this transaction is not presented as at the date of this transaction, Virilitec is considered a public shell and accordingly, the transaction will not be considered a business combination. The financial statements prior to December 2, 2003 reflect the operations of ROO only.

Virilitec prepares its financial statements in accordance with United States generally accepted accounting principles. During 2001 we focused on the development refinement of our products and solutions and only commenced the commercial selling of our solutions in late 2003. We have not yet achieved substantial revenues. Accordingly, our financial statements are presented as a developmental stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

We, through our operating subsidiary ROO Media, are a digital media company in the business of providing products and solutions to a global base of clients that enable the broadcast of topical video content from their Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices (i.e., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, online advertising, hosting, and content delivery. We also operate a global network of individual destination portals under the brand ROO TV, enabling end users in different regions around the world to view video content over the Internet that is topical, informative, up to date, and specific to the region in which they live. In conjunction with our subsidiaries, we currently service websites based in Europe, Australia, the United States and South Africa.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Virilitec Industries, Inc. and its wholly-owned subsidiary ROO Media Corporation. Included in the consolidation with ROO Media are ROO Media's wholly-owned subsidiary ROO Media (Aust) Pty Ltd, its 76%-owned subsidiary ROO Media Europe Pty Ltd, and its 94%-owned subsidiary ROO Broadcasting Limited. All material intercompany accounts and transactions have been eliminated.

(B) MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

(C) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided for using the straight-line method of accounting over the estimated useful life currently considered to be 3 years.

(D) FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the immediate or short-term maturity of these financial instruments.

(E) IMPAIRMENT OF LONG-LIVED ASSETS:

Long-lived assets held and used by Virilitec are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for the measurement, if available. If quoted market prices are not available, the estimate of fair value shall be based on the best information available in the circumstances. The estimate of fair value shall consider prices for similar assets and the results of valuation techniques to the extent available in the circumstances. Valuation techniques include the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, option-pricing models, matrix pricing and fundamental analysis.

(F) CASH AND CASH EQUIVALENTS:

Virilitec considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

(G) RECEIVABLES:

Virilitec believes that the carrying amount of receivables approximates the fair value at such date.

(H) FOREIGN CURRENCY TRANSLATION

Assets and liabilities of Virilitec's foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in affect during the period. Resulting translation adjustments are recorded as a component of accumulated comprehensive income
(loss) in stockholders' equity.

(I) REVENUE RECOGNITION

Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that Virilitec's revenue recognition practices are in conformity with the guidelines of SAB 101.

(J) EARNINGS (LOSS) PER SHARE CALCULATION:

Net loss per share is based on the weighted average number of shares outstanding reflecting the shares issued in the merger as outstanding for all periods presented.

Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires Virilitec to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-diluted effect.

(K) NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS:

In November 2002, the FASB, issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also include more detailed disclosures with respect to guarantees. FIN 45 is effective on a prospective basis for guarantees issued or modified starting January 1, 2003 and requires the additional disclosures in interim and annual financial statements effective for the period ended December 31, 2002. The Company's adoption of the initial recognition and measurement provisions of FIN 45 effective January 1, 2003, did not have a material impact on the Company's results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN"). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Historically, entities generally were not consolidated unless the entity was controlled through voting interests. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date.

On October 8, 2003, the FASB deferred the implementation date for FIN 46 as it relates to variable interest entities that existed prior to February 1, 2003 and in December 2003 the FASB issued a revised FIN 46. The revised effective date for the Company is the end of the first reporting period ending after March 15, 2004 (April 30, 2004 for the Company). However, the Company must apply either the revised or the original FIN 46 to so called special-purpose entities as of the end of the first reporting period ending after December 15, 2003 (January 31, 2004 for the Company). Certain disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this standard is not expected to have a material impact on the Company's consolidated financial statement.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149, effective July 1, 2003, did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"), which established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company's adoption of the initial recognition and initial measurement provisions of SFAS 150, effective June 1, 2003, did not have a material impact on the Company's results of operations or financial position.

NOTE 3 - COMMITMENTS AND CONTIGENCIES

On August 21, 2003, we, through our former President Bella Roth, entered into a cease and desist agreement with the SEC resolving the previously disclosed matter. We are not currently involved in any material legal proceedings.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31 for the years indicated below consists of the following:

                                       2003           2002
                                     --------      --------
Office and computer equipment          23,755        10,942
                                     --------      --------
Less: accumulated depreciation         (7,579)       (2,716)
                                     --------      --------
                                     $ 16,176      $  8,226
                                     ========      ========


Depreciation expense for the years ended December 31, 2003 and 2002 amounted to $4,683 and $2,716, respectively.

NOTE 5 - NOTE PAYABLE

On December 2, 2003. Virilitec entered into an agreement with Jacob Roth, the former CEO of Virilitec, to repay Virilitec's debt of $62,500 to Mr. Roth within 90 days after the effective date of the merger. The merger was effectuated on December 3, 2003. The debt bears interest at the rate of 8% and its repayment date is March 3, 2004.

NOTE 6 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred net losses of approximately $578,813 and $389,620 for the years ended December 31, 2003 and 2002, respectively. Additionally, we had a net working capital deficiency of approximately $772,648 and accumulated deficit of approximately $1,152,652 at December 31, 2003, and negative cash flows from operating activities of approximately $365,708 and $372,764 for the years ended December 31, 2003 and 2002, respectively. We have incurred losses since ROO Media's inception, have an accumulated deficit, and have experienced negative cash flows from operations since ROO Media's inception. The expansion and development of our business may require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. Our management expects cash flows from operating activities to improve in 2004, primarily as a result of an increase in sales, and plans to raise capital through various methods to achieve their business plans, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional capital when required, we could continue to modify, delay or abandon some or all of our business and expansion plans.

NOTE 7 - INCOME TAXES

At December 31, 2003, Virilitec, through its wholly-owned subsidiary ROO Media, had a federal tax net operating loss ("NOL") carryforward of approximately $1 million that expires at various dates through 2018.

Virilitec did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for the periods presented because it has experienced operating losses since inception. Virilitec has provided a full valuation allowance on the deferred tax asset, consisting primarily of NOL carryforwards, because of uncertainty regarding realizability.

NOTE 8 - SHAREHOLDERS' EQUITY

COMMON STOCK

Virilitec has 500,000,000 authorized shares of common stock with a par value of $.0001. Each share entitles the holder to one vote.

NOTE 9 - RELATED PARTY TRANSACTIONS

ROO Media entered into a consulting agreement with Petty Consulting, Inc. on August 1, 2001, whereby Petty Consulting, Inc. made Robert Petty available to ROO Media to serve as its Chairman, President and Chief Executive Officer. The agreement expires on August 1, 2004. Mr. Petty is the President of Petty Consulting, Inc. Mr. Petty is paid $10,000 per month for his services to ROO Media pursuant to the consulting agreement.

On January 7, 2003, ROO Media entered into a new loan agreement with Mr. Petty to replace the loan agreement entered into with Mr. Petty dated July 29, 2001. The interest on the loan is 10% per annum and the outstanding balance as of December 31,2003 was $514,164. Mr. Petty has agreed that no demand for payment will be made to the company over the following 12 months and any principle repayment during any month above $20,000 will require board approval. The loan is secured by all of the assets of ROO Media.

Pursuant to the terms of An Agreement and Plan of Merger, dated December 2, 2003, between Virilitec, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec ("Merger Sub"), ROO Media, and Jacob Roth and Bella Roth, each an individual (collectively, the "Virilitec Principal Stockholders"), ROO Media entered into an agreement to pay within 90 days after December 3, 2003, the effective date of the Merger, Virilitec's $62,500 debt to Jacob Roth, Virilitec's former Chief Executive Officer. The obligation to pay such debt is secured by the pledge of the 72,000,000 shares of the Virilitec Common Stock issued to Robert Petty, the Chief Executive Officer of ROO Media, after the Merger.

NOTE 10 - SUBSEQUENT EVENTS

ROO Media Corporation acquired beneficial ownership of 686,000 shares or 4.5% of the outstanding shares of common stock of A. Cohen & CO Plc (Cohen) (CHEN.LSE). The price that ROO Media paid for the 686,000 shares of common stock of Cohen ranged from .04p per share to .075p per share. The transaction involved issuing 1,120,176 Virilitec shares in exchange for 686,000 shares of Cohen.

On January 7, 2004, the Board of Directors of Virilitec and a majority of the stockholders of Virilitec approved the change of Virilitec's name to ROO Group Inc. On January27, 2004, an information statement on Schedule 14C was sent out to the record stockholders of Virilitec. Virilitec plans to file an amended to its Certificate of Incorporation on or around February 17, 2004.

On February 3, 2004 ROO Media Corporation entered into a Window Media Revenue Program agreement with Microsoft Corporation which relates to Online banner and instream and television style advertising on the ROO Media network of websites. The future effects of revenue to ROO Media from this contract can not be clearly determined at this early stage.

NOTE 11 - SUBSEQUENT EVENTS (UNAUDITED)

Events occurring subsequent to the date of the Report of the Independent Registered Public Accounting Firm.

In April 2004 this agreement was terminated and Robert Petty entered into a employment agreement with the company directly.

                                      UP TO
                                   191,901,099
                                    SHARES OF
                                  COMMON STOCK

                                       OF

                                 ROO GROUP, INC.





                                   PROSPECTUS




                 The date of this prospectus is __________, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of Virilitec if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

            NATURE OF EXPENSE                                AMOUNT
            -----------------                             ----------
            SEC Registration fee
                                                          $ 1,580.40
            Accounting fees and expenses                    5,000.00*
            Legal fees and expenses                        40,000.00*
                                                          ----------
                      TOTAL                               $46,580.40*
                                                          ==========
            * Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On December 1, 2003 ROO Media, prior to the merger with Virilitec Industries, Inc., completed a private placement of 115 shares of its common stock for an aggregate amount of US$524,589. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On December 2, 2003, Virilitec Industries, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec Industries, ROO Media, Jacob Roth and Bella Roth, entered into an Agreement and Plan of Merger. Pursuant to the merger, we issued 148,000,000 shares of our common stock in consideration for all of the issued and outstanding shares of capital stock of ROO Media. As additional consideration for the 148,000,000 shares of common stock of Virilitec Industries, (1) ROO Media paid to Virilitec Industries $37,500 cash prior to the execution of the Agreement and Plan of Merger, (2) ROO Media paid an aggregate of $100,000 of Virilitec Industries' total $162,500 of liabilities as reflected on Virilitec Industries' balance sheet on the closing date of the merger, and (3) ROO Media paid Virilitec Industries' $62,500 debt to Jacob Roth, Virilitec Industries' former Chief Executive Officer. The securities were issued pursuant to an exemption from registration requirements under
Section 4(2) of the Securities Act of 1933, as amended.

         On February 18, 2004, we authorized the issuance of 148,200 shares of our common stock to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our corporate and securities counsel, as payment for outstanding legal fees. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On March 1, 2004, we authorized the issuance of non-qualified stock options to purchase an aggregate of 6,000,000 shares of our common stock at an exercise prices ranging between $.05 and $.10 per share to two accredited investors. The options were issued for services provided or to be provided and expire on March 1, 2006. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On March 3, 2004, we authorized the issuance of an aggregate of 954,547 shares of our common stock to three accredited investors in a private placement conducted by us without the use of a placement agent. We sold the securities for an average of $.0576 per share. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         During April 2004 we issued 4,720,833 shares of common stock, including 325,000 shares issued as compensation for non-cash placement fees netted against proceeds of shares, to 17 accredited investors. The stock issued for cash was issued at three price levels that were determined based on changing market conditions - 333,333 shares were issued at $0.075 per share, 812,500 shares were issued at $0.08 per share and 3,250,000 shares were issued at $0.10 per share. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.


         In April 2004 we authorized the issuance of 5,000,000 shares of our common stock to Vertex Capital Corporation for marketing services provided or to be provided until December 31, 2004. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.


         In April 2004, we issued an aggregate of 9.7 million incentive stock options to fouraccredited investors, including our Chief Executive Officer, Chief Financial Officer and two employees. Of the 9.7 million options, we issued 6 million to our Chief Executive Officer, Robert Petty. Such options vest on May 8, 2004, expire on May 8, 2006 and are exercisable at $.1265 per share. Three million of the 9.7 million options were issued to our Chief Financial Officer, Robin Smyth. Such options vest on May 8, 2004, expire on May 8, 2006 and are exercisable at $.1265 per share. The remaining 700,00 options were issued to two employees. These options vest pursuant to the respective stock option agreements, expire on April 8, 2006 and are exercisable at $0.115 per share. In addition, we issued 3 million nonqualified stock options to a director of one of our subsidiaries. Such options vest pursuant to the respective stock option agreements, expire on April 8, 2006 and are exercisable at $0.115 per share. These securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On April 30, 2004 we completed the acquisition of 80% of the outstanding ordinary shares of The Reality Group Pty Ltd. The consideration for the shares was the issuance of an aggregate of 8,360,000 shares of our common stock to the Reality Group shareholders pro rata based on the Reality Group shareholders' ownership interest in Reality Group. Each of the Reality Group shareholders is an accredited investor as defined in Rule 501(a), promulgated under the Securities Act of 1933, as amended. The shares were valued at time of issue at $0.30 per share as this was the price that we guaranteed the closing market price of our common stock would be one year from the date of the closing of the Reality acquisition. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         During May 2004 we issued 974,996 shares of common stock, including 75,000 shares issued as compensation for non-cash placement fees netted against proceeds of shares, to seven accredited investors. The stock issued for cash was issued at $0.15 per share. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.


         In May 2004 we authorized the issuance of 37,765 shares of our common stock to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our corporate and securities counsel, as payment for outstanding legal fees. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         During June 2004 we issued 986,333 shares of common stock to two accredited investors. The stock issued for cash was issued at two price levels that were determined based on changing market conditions - 353,000 shares were issued at $0.10 per share and 633,333 shares were issued at $0.15 per share. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         In June 2004, we issued an aggregate of 750,000 incentive stock options to five accredited investors, each of whom are employees. These options vest pursuant to the respective stock option agreements, expire on June 29, 2006 and are exercisable at $0.16 per share. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.


         On June 1, 2004 we completed the acquisition of the business and business assets of Undercover Media Pty Ltd. The consideration for the business was 1,000,000 shares of our common stock. In determining a fair value for the cost of the acquisition of Undercover Media, we considered the effects of price fluctuations in the common stock during the period prior to negotiations through the period subsequent to the closing of the acquisition, quantities traded, issue costs and the like. We consider the fair value for the stock issued to be $0.15 per share. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.


         On August 2, 2004, we issued 675,000 shares of common stock and options to purchase 675,000 shares of common stock a two year life and an exercise price of $.10 to one accredited investor for aggregate consideration of $50,000. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On August 25, 2004, we authorized the issuance of 330,557 shares of common stock to two entities, Bishopcourt Investments Pty Ltd for 165,300 shares and Corporate Communications Group, Inc. 165,257 shares, for investor relations services provided to us. These shares were recorded at a price of $.10 per share, the quoted price of our common stock at that time. This issuance was exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On August 25, 2004, we authorized the issuance of 440,350 shares to two accredited investors as consideration for the acquisition of 200,000 shares in
A. Cohen & Co Plc a company listed on the London Stock Exchange. A negotiated price was paid for the shares in A. Cohen & Co Plc at 6.95p which converted to 440,350 shares at $.0575 share of our common stock. This issuance was exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and
(ii) warrants to purchase 3,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:


     o    $1,000,000 was disbursed on September 13, 2004;


     o $1,000,000 was disbursed on November 26, 2004, after filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and


     o $1,000,000 will be disbursed within five days of the effectiveness of the registration statement.

         On September 15, 2004, we completed the purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc pursuant to a Stock Purchase Agreement dated September 10, 2004. In consideration for the purchase, we agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 4,000,000 shares of our common stock; and (3) guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. In addition, we agreed to issue Avenue Group 3,000,000 shares of our common stock in consideration for a termination letter which shall serve to terminate a Registration Rights Agreement dated as of November 28, 2003. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On November 23, 2004, we to issued 1,285,714 share of common stock to Sichenzia Ross Friedman Ference LLP, our corporate securities counsel, as payment for outstanding legal fees. These securities were issued pursuant to the exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On November 23, 2004, we issued 5,000,000 shares of common stock to Daniel Aharonoff in partial consideration for the purchase by Bickhams Media, Inc., one of our wholly owned subsidiaries, of 50% of the outstanding common stock of VideoDome.com Networks, Inc. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On December 21, 2004, we issued 1,000,000 shares of common stock to Daniel Aharonoff in partial consideration for the purchase by Bickhams Media, Inc., one of our wholly owned subsidiaries, of 50% of the outstanding common stock of VideoDome.com Networks, Inc. These shares of common stock were issued upon the satisfaction of certain jointly agreed milestones by VideoDome.com Networks, Inc. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.


         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us. For each of the above sales of unregistered securities, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933, as amended. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean ROO Group, Inc., a Delaware corporation.

EXHIBIT
NUMBER                                 DESCRIPTION
-------     --------------------------------------------------------------------

2.1 Agreement and Plan of Merger dated as of December 2, 2003 by and among Virilitec Industries, Inc., ROO Media Corporation, VRLT Acquisition Corp., and Jacob Roth and Bella Roth (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on December 18, 2003)

2.2 Stock Purchase Agreement dated as of March 11, 2004 by and among the Company and the shareholders of Reality Group Pty Ltd (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on May 17, 2004)

2.3 Asset Purchase Agreement dated as of May 26, 2004 by and among the Company, Undercover Holdings Pty Ltd. and Undercover Media Pty Ltd. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on June 16, 2004)

2.4 Stock Purchase Agreement dated as of September 10, 2004 by and among the Company and Avenue Group, Inc. in connection with the purchase of common stock of Bickhams Media, Inc. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 22, 2004)

2.5 Stock Purchase Agreement dated as of November 1, 2004 by and between Bickhams Media, Inc., ROO Group, Inc., and Daniel and Vardit Aharonoff (Incorporated by reference to Form 8-K/A, filed with the Securities and Exchange Commission on November 5, 2004)

3.1         Certificate  of   Incorporation   of  Virilitec   Industries,   Inc.
            (Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the Securities and Exchange Commission on March 29, 1999)

3.2 Certificate of Amendment of Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on October 31, 2003 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)

3.3 Certificate of Amendment to the Amended Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on February 18, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)


3.4         Bylaws   (Incorporated   by   reference  to  Form  10-SB  (File  No.
            000-25659), filed with the Securities and Exchange Commission on March 29, 1999)

4.1 Securities Purchase Agreement, dated September 10, 2004, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.2 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16,
            2004)

4.3 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.4 Callable Secured Convertible Note issued to AJW Partners, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.5 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.6 Stock Purchase Warrant issued to to AJW Offshore, Ltd., dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.7 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.8 Stock Purchase Warrant issued to AJW Partners, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.9 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.10 Registration Rights Agreement, dated as of September 10, 2004, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.11 Security Agreement, dated as of September 10, 2004, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.12 Intellectual Property Security Agreement, dated September 10, 2004, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)

4.13 Guaranty and Pledge Agreement, dated September 10, 2004, by and among ROO Group, Inc., Robert Petty, AJW Offshore, Ltd., AJW
            Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16,
            2004)


4.14 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30,
            2004)

4.15 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30,
            2004)

4.16 Callable Secured Convertible Note issued to AJW Partners, LLC, dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30, 2004)

4.17 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30, 2004)

4.18 Stock Purchase Warrant issued to to AJW Offshore, Ltd., dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30, 2004)

4.19 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30, 2004)

4.20 Stock Purchase Warrant issued to AJW Partners, LLC, dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30, 2004)

4.21 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30,
            2004)


5.1         Opinion and Consent of Sichenzia Ross Friedman Ference LLP

10.1        Employment   Agreement   with  Robert  Petty  dated  April  1,  2004
            (Incorporated by reference to Form 10-QSB, filed with the Securities and Exchange Commission on August 16, 2004)

10.2        Employment   Agreement   with  Robin   Smyth  dated  April  1,  2004
            (Incorporated by reference to Form 10-QSB, filed with the Securities and Exchange Commission on August 16, 2004)


10.3 Employment Agreement with Robert Petty dated November 1, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)

10.4 Employment Agreement with Robin Smyth dated November 1, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)

10.5 Sublease, dated August 12, 2004, between J.G. King Pty. Ltd., ROO Media Australia Pty. Ltd. and Beachfronts Pty. Ltd. (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)

10.6 AT&T Intelligent Content Distribution Service Agreement dated August 16, 2001 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)

10.7 Network Services Agreement with Speedera Networks, Inc. dated June 1, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)


16.1 Letter of Mark Cohen, C.P.A. dated February 1, 2004 on change in certifying accountant (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on February 6, 2004)

16.2 Letter of Mark Cohen, C.P.A. dated March 12, 2004 on change in certifying accountant (Incorporated by reference to Form 8-K/A, filed with the Securities and Exchange Commission on March 15, 2004)


21.1 Subsidiaries of the Company (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)


23.1        Consent of Moore Stephens, P.C.

23.2        Consent of Sichenzia  Ross  Friedman  Ference LLP  (incorporated  in
            Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material  information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

      (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of South Melbourne, Australia, on January 11, 2005.


                                         ROO GROUP, INC.


                                         By: /s/ Robert Petty
                                             ----------------------------------
                                             Robert Petty
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors


                                         By: /s/ Robin Smyth
                                             ----------------------------------
                                             Robin Smyth
                                             Chief Financial Officer, Principal
                                             Accounting Officer and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                 Title                                Date
---------                 -----                                ----


/s/ Robert Petty          Chief Executive Officer and          January 11, 2005
----------------------    Chairman of the Board
Robert Petty


/s/ Robin Smyth           Chief Financial Officer, Principal   January 11, 2005
----------------------    Accounting Officer and Director
Robin Smyth